Exhibit 10.2

EXECUTION COPY

LEASE

BETWEEN

SCIENCE PARK DEVELOPMENT CORPORATION

AND

PRECIPIO, INC.

DATE:     July 11, 2017

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Exhibits

Exhibit A	Legal Property Description – Building 4, 375 Winchester Avenue
Exhibit B	Cleaning Services
Exhibit C	Holidays
Exhibit D	Additional Services Contacts

Schedules

A	Floor Plan
B	Tenant’s Work
C	Tenant’s Equipment
D	Chemicals and Hazardous Materials
E	Rules and Regulations

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This LEASE (this “Lease”) is made and entered into as of the 11th day of July, 2017 by and between SCIENCE PARK DEVELOPMENT CORPORATION, a Connecticut corporation having a principal place of business at 5 Science Park, New Haven, Connecticut 06511 (herein referred to as “Landlord”) and Precipio, Inc., a Delaware corporation, having a principal place of business at 4 Science Park, 3rd Floor, New Haven, Connecticut 06511 (herein referred to as “Tenant”).

W I T N E S S E T H:

Landlord warrants and represents to Tenant that it is a corporation organized and in good standing under the laws of the State of Connecticut and that it has full right, power and authority to enter into this Lease in the manner hereinafter subscribed. Tenant warrants and represents to Landlord that it is a limited liability company organized and in good standing under the laws of the State of Delaware and that it has full right, power and authority to enter into this Lease in the manner hereinafter subscribed. Based upon the foregoing, Landlord hereby Leases to Tenant, and Tenant hereby hires from Landlord, the Leased Premises as hereinafter defined, for the term, rentals, and upon other conditions and covenants as follows:

ARTICLE 1. LEASED PREMISES

1.1. Leased Premises.

(a) Landlord is the owner of the real property located at Science Park, New Haven, Connecticut as described on Exhibit A attached hereto (the “Property”). The Tenant shall lease from Landlord the entire third floor of Building 4, consisting of 7,630 rentable square feet, located on the Property (“Building 4”), as shown on the floor plan attached hereto as Schedule A, (the “Leased Premises”). Tenant shall have exclusive use of the Leased Premises.

(b) Tenant’s rights under this Lease shall include, in common with other tenants of Building 4 or buildings within which the Leased Premises may be located from time to time, use of the land and the facilities, accesses, hallways, common restrooms, elevators, stairways, lobbies, roadways, sidewalks, and like service and scenic improvements and grounds (with the exception of parking areas), which are intended for the common use of tenants of such building or buildings (“Common Facilities”).

1.2. Parking. The rental of the Leased Premises will include the use of up to twenty five (25) parking spaces (“Tenant’s Parking Spaces”), in parking lots in common with other tenants and in locations in reasonable proximity to Building 4 designated by Landlord.

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ARTICLE 2. TERM

2.1. Term; Rent Commencement Date. The term of this Lease (the “Term”) shall commence on January 1, 2017 (the “Rent Commencement Date”) and Landlord agrees to deliver to Tenant, and Tenant agrees to accept, exclusive possession of the Leased Premises on said date in its “as-is” condition. Unless sooner cancelled, terminated or extended in accordance with the terms of this Lease, the Term will expire with respect to the entire Leased Premises on December 31, 2021 (the “Expiration Date”).

2.2. Tenant Work. Tenant, at its sole cost, shall be responsible for any construction and alterations within the Leased Premises together with the installation of its furniture, fixtures and business equipment, including telecommunications cabling and equipment, security systems, and any other ancillary systems it may require as set forth on Schedule B (the “Tenant’s Work”), at its sole cost and expense, and in a good and workmanlike manner in accordance with all of its obligations under this Lease including without limitation, Article 6 of this Lease. Tenant shall furnish and install any and all necessary trade fixtures, equipment and other items necessary for the proper conduct of Tenant’s business subject to the reasonable approval of the Landlord, Tenant’s work set forth on Schedule B is approved by Landlord pursuant to Article 6.1 of this Lease. Tenant shall have access to the Leased Premises upon execution of this Lease for purposes of performing Tenant’s Work and preparing the Leased Premises for Tenant’s operations. All of the foregoing work and all work Tenant may undertake pursuant to Article 6 of this Lease shall be done in accordance with all laws, rules, regulations and ordinances applicable thereto, including, if necessary, compliance with the Americans With Disabilities Act, as amended from time to time, and the acquisition by Tenant of a Building Permit from the municipal department having jurisdiction, if required. In no event shall Landlord be required to provide or install any trade fixtures or equipment. Tenant shall comply and cause all of its contractors to comply with the provisions of Article 6 of this Lease.

Landlord shall continue to maintain the existing computer-based, card reader access system to the elevator serving the Leased Premises that will provide a log of access times to the Leased Premises and permit Tenant to instruct Landlord to disable individual access cards from providing access to the Leased Premises (the “Tenant Floor Security System).

The Landlord will provide all required operating cards for the Tenant Floor Security System. The Tenant Floor Security System shall be accessed by the Tenant and Landlord solely for the Tenant’s floor. It will be the responsibility of the Tenant to keep track of all key-cards issued at the request of Tenant. All key-cards must be returned to the Landlord upon termination of the Lease or a $15 penalty per item charge will be deducted from the security deposit held by Landlord.

2.3 Condition of Leased Premises. Tenant has inspected and is familiar with the condition of the Leased Premises and Tenant expressly accepts delivery and possession of the Leased Premises in its “as-is” condition and repair and with “all faults.” Tenant relies on no warranties or representations, express or implied, of Landlord or any agent or other party associated with Landlord as to the condition or repair, or as to taxes or any other matter relating to the Leased Premises, except as otherwise expressly provided in this Lease.

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ARTICLE 3. RENT

3.1. Base Rent.

A. As used herein, the term “Lease Year” shall mean the 12-month period commencing on the Rent Commencement Date and each succeeding 12-month period. During the initial Term, Tenant shall pay to Landlord a base rent (“Base Rent”), as follows:

Period	Months of Term	Base Rent Per Square Foot	Total Base Rent for Period	Monthly Base Rent
January 1, 2017 – December 31, 2017	12	$22.57	$172,209.10	$14,350.76
January 1, 2018 – May 31, 2018	5	$22.57	$71,753.79	$14,350.76
June, 2018	1	$22.37	$14,223.59	$14,223.59
July 1, 2018 – December 31, 2018	6	$21.00	$80,115.00	$13,352.50
January 1, 2019 – December 31, 2019	12	$22.00	$167,860.00	$13,988.33
January 1, 2020 – December 31, 2020	12	22.50	$171,675.00	$14,306.25
January 1, 2021 – December 31, 2021	12	$23.00	$175,490.00	$14,624.17

B. All Base Rent and Additional Rent (as defined below) shall be payable each month, in advance, by not later than the first day of each month.

3.2. Additional Rent. In addition to Base Rent, Tenant shall pay to Landlord additional rent (“Additional Rent”) consisting of all other sums of money as shall become due and payable by Tenant as expressly set forth in this Lease, including without limitation, amounts due and payable under this Section, for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Base Rent.

A. Definitions. For the purposes of this Agreement, the following terms shall have the meanings indicated:

“Base Operating Expense Year” shall mean the calendar year 2016.

“Base Property Tax Year” shall mean the calendar year 2016.

“Base Operating Expenses” shall mean the amount of Operating Expenses attributable to the Base Operating Expense Year.

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“Base Property Taxes” shall mean the amount of Property Taxes attributable to the Base Property Tax Year.

“Operating Expenses” shall mean all costs and expenses paid or incurred by or on behalf of Landlord: (i) in providing HVAC service to the Leased Premises; and (ii) with respect to the ownership, maintenance, policing, repair, replacement, restoration, management, insurance, security and/or operation of Building 4 and any parking areas serving Building 4 or any part thereof, and are herein deemed to include, but not necessarily be limited to the following:

(a)	the cost of all personnel, including wages, salaries and other compensation and fringe benefits, social security taxes, payroll taxes, unemployment taxes, and any other such taxes;

(b)	management fees that shall in no event exceed the reasonable and customary management fees charged from time to time for comparable buildings in the greater New Haven Market;

(c)	the cost of all utilities (excluding electricity but including gas, water, sewer and other utilities), fuel charges and related costs and services attributable to any portion of Building 4, including, but not limited to, all such utilities (excluding electricity) used or consumed in connection with the heating, ventilating, air conditioning, and water heating within Building 4;

(d)	all office and janitorial supplies and similar materials used in the operation of Building 4;

(e)	the cost of all services incurred in the operation of Building 4 (and all service agreements and maintenance contracts for same), including, but not limited to, protection and security service, window cleaning, common area cleaning service, plant and landscaping service, including plantings and re-plantings, elevator, HVAC maintenance and repair, ice and snow removal, and trash removal;

(f)	insurance, including, but not limited to, fire (including, without limitation, endorsements for extended coverage, vandalism and malicious mischief, and theft and mysterious disappearance), public liability, rental interruption, boiler, water damage, sprinkler leakage, workers’ compensation. health, accident and group insurance; and

(g)	the cost of all maintenance, repairs, replacements and restorations, whether performed pursuant to obligations under leases, as a result of fire or other casualty or otherwise, including, but not limited to, all maintenance, repairs and replacements (structural or non-structural) to the roof, inundation, exterior and interior walls, floors and covering of same, replacement of plate, and other window glass, repair and replacement of all heating and cooling units and systems, repair and replacement of any portion of the sprinkler system, restrooms and all plumbing facilities, utility conduits, pumping stations and force mains, signs, elevators, sidewalks and steps, all building service equipment, lighting units and fixtures including bulbs and tubes, all other building fixtures and equipment, and all other maintenance, repairs, replacements and restorations of Building 4, all exclusive of items which are the direct responsibility of any other tenant.

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Notwithstanding anything contained herein to the contrary, Landlord shall with respect to (a) replacement of the roof of Building 4 during the Term and (b) capital expenditures for the purpose of complying with new legal requirements first in effect after the date of this Lease or that will effect savings in Operating Expenses: (i) amortize over the useful life of the applicable expenditure (as reasonably determined by Landlord in accordance with the U.S. Internal Revenue Code and the regulations thereunder in effect from time to time (“IRS Rules”)), together with interest at Landlord’s cost of funds, any expenditure which Landlord determines should be capitalized (rather than immediately expensed) in accordance with applicable IRS Rules, and (ii) include in Operating Expenses (on an annual basis commencing with the year of such expenditure) only the amortized portion of any such expenditure.

Notwithstanding anything to the contrary contained herein, Operating Expenses shall in all cases exclude:

(1)	Items which are the direct responsibility of any tenant or are caused by the intentional or negligent acts of any such tenant, its agents or licensees and the costs of which are recovered from such tenant;

(2)	Expenses of alterations to the Leased Premises or Building 4 for the accommodation of a specific tenant or tenants, which expenses shall be borne by such tenants;

(3)	All costs of leasing space in Building 4 including office expenditures, legal fees and broker’s commissions;

(4)	Costs actually covered by Landlord’s insurance or other manner of reimbursement to the extent that payment is actually received by Landlord, but not excluding the amount of any deductible;

(5)	Repairs or other work resulting from damage by fire, windstorm or other casualty to the extent covered by insurance in force or required to be carried by Landlord hereunder, or by the exercise of eminent domain;

(6)	Leasing commissions, attorney’s fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants or prospective tenants or other occupants;

(7)	Landlord’s cost of utilities (other than electricity) and other services that are sold to tenants and for which Landlord is entitled to be reimbursed by tenants as an additional charge or rental over and above the Base Rent and Operating Expenses payable under the lease with such tenant;

(8)	Depreciation and amortization of any kind, except as otherwise provided herein;

(9)	Interest on debt or amortization payments on any mortgage or mortgages and/or rentals under any ground lease or other underlying leases;

(10)	costs incurred in connection with the sale, financing or refinancing of the Buildings;

(11)	fines, interest and penalties incurred due to the late payment of Taxes or Operating Expenses;

(12)	organizational expenses associated with the creation and operation of the entity which constitutes Landlord;

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(13)	sums paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Buildings and/or Leased Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience;

(14)	wages, salaries, fees, and fringe benefits paid to executive personnel or officers or partners or other corporate personnel of Landlord;

(15)	the cost or expense of any services or benefits provided generally to other tenants in the Buildings and not provided or available to Tenant;

(16)	expenses for the replacement of any item covered under warranty, unless Landlord has not received payment under such warranty;

(17)	any cost or expense related to removal, cleaning, abatement or remediation of “hazardous materials” in or about the Buildings, Common Area or Property, including, without limitation, hazardous substances in the ground water or soil;

(18)	all costs of purchasing or leasing sculptures, paintings or other works or objects of art;

(19)	all bad debt loss, rent loss, or reserves for bad debt or rent loss; and

(20)	all capital expenditures, except as expressly permitted above.

“Property Taxes” shall mean all real property taxes and assessments, water and sewer taxes and assessments, and any and all other governmental levies, taxes or charges, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind of nature whatsoever, which may be assessed or imposed from time to time during any part of the Term by the City of New Haven and/or any other governmental taxing authority, upon the Property, Building 4 and/or the parking lot(s) from time to time serving Building 4; provided, however, that Property Taxes shall not include any transfer, excise, income or corporate franchise tax levied on Landlord. If, due to a future change in the method of taxation or in the taxing authority, a tax or governmental imposition, however designated (including, without limitation, any tax measured or payable with respect to income, profits, rents or other charges received by Landlord and levied against Landlord, the Property and/or Building 4) shall be levied against Landlord, the Property and/or Building 4 in substitution, in whole or in part, or as an addition to or in lieu of any Property Taxes, then such tax or governmental imposition shall be deemed to be included within the definition of the term “Property Taxes” for the purposes hereof.

“Tenant’s Proportionate Share” shall mean that fraction, the numerator of which is the number of rentable square feet of floor space in the Premises as set forth in Article I. Premises, and the denominator of which (the “Denominator”) is the average of the total rentable square feet of floor space in Building 4 actually under lease to tenants during the calendar year in question (as such number is determined by leases, whether verbal or in writing, and pursuant to the terms of which leases rent has commenced to be payable), (said average being referred to as the “Average Occupancy Figure”). Notwithstanding the foregoing, in the event that the Average Occupancy Figure is less than ninety five percent (95%) of the total rentable square footage in Building 4 during the Base Operating Expense Year or any other calendar year, then in such event (i) the Denominator described hereinabove shall be then established during such period in question at ninety five percent (95%) of the total rentable square footage in Building 4, and (ii) those components of Operating Expenses which relate to and are incurred as a consequence of Building 4 tenant use and occupancy (including building maintenance and repair, janitorial and cleaning expenses. building management fees and costs and building tenant electric expenses) shall be increased on a pro rata basis from the actual levels at which they are incurred during any given calendar year in question to the levels at which they would have been incurred had the Average Occupancy Figure been ninety five percent (95%) of the total square footage in Building 4 during the calendar year in question

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B. Expense and Tax Increases. In addition to the Base Rent, Tenant shall pay to Landlord, as additional rent, as hereinafter provided, Tenant’s Proportionate Share of (i) increases in Operating Expenses over the Base Operating Expenses, and (ii) increases in Property Taxes over the Base Property Taxes (collectively referred to as the “Expense and Tax Increases”). Prior to the end of the Base Operating Expense Year, and in advance of each calendar year thereafter during the Term, Landlord shall furnish Tenant with an estimate (which estimate may be changed by Landlord from time to time) of Tenant’s Proportionate Share of the Expense and Tax Increases for the ensuing calendar year (or portion thereof). Commencing with the monthly installment of Base Rent payable for January, 2012, and thereafter on the first (1st) day of each month during the Term, Tenant shall pay to Landlord one-twelfth (1/12th) of the amount of Landlord’s then current estimate of Expense and Tax Increases. After the end of each calendar year following the Base Operating Expense Year and after the end of the Term, Landlord shall submit to Tenant a statement, prepared by Landlord, of the actual Expense and Tax Increases for the preceding calendar year (or partial calendar year in the event the Term shall end on a date other than a December 31st), and the figures used for computing Tenant’s Proportionate Share for the preceding calendar year, and if Tenant’s Proportionate Share of Expense and Tax Increases so stated for such period is (i) more than the amount paid for such period, Tenant shall pay to Landlord the deficiency within thirty (30) days after submission of such statement, or (ii) less than the amount paid for such period, at Landlord’s sole election, Tenant shall be entitled to a credit in the amount of such excess against amounts next coming due under this Paragraph or Landlord shall refund the amount of such overpayment to Tenant (or a refund of such excess in the case of the end of the term of this Lease). Any such adjustment shall survive the expiration or earlier termination of the Term. If Landlord shall furnish such estimate subsequent to the commencement of any such calendar year, then, until the first (1st) day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first (1st) day of each month an amount equal to Tenant’s monthly payment with respect to Tenant’s Proportionate Share of Expense and Tax Increases for the last month of the preceding calendar year.

3.3. Available Abatements of Real Property Taxes. Tenant, at Tenant’s reasonable expense, shall use reasonable commercial efforts to cooperate with any efforts by Landlord to obtain the benefit of any abatements of Property Taxes that may be available as a result of the Tenant’s occupancy of the Leased Premises (“Property Tax Abatements”). In the event any such Property Tax Abatements are secured, Tenant shall cooperate with and assist Landlord so as to ensure that the benefit of all such Property Tax Abatements inures to the sole benefit of Landlord.

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3.4. Electricity. On or before the first day of each month together with the Base Rent and other regularly recurring monthly payments of Additional Rent, Tenant shall pay to Landlord the fixed amounts during each applicable period as follows:

Period	Months of Term	Annual Amount	Monthly Installment Amount
January 1, 2017 – December 31, 2017	1-12	$30,520.00	$2,543.33
January 1, 2018 – December 31, 2018	13-24	$31,130.40	$2,594.20
January 1, 2019 – December 31, 2019	25-36	$31,753.01	$2,646.08
January 1, 2020 – December 31, 2020	37-48	$32,388.07	$2,699.01
January 1, 2021 – December 31, 2021	49-60	$33,035.83	$2,752.99

3.5. Absolute Obligation to Pay; No Set-Off. Tenant’s obligation to make full and prompt payment of all Base Rent and Additional Rent when owed under the terms of this Lease is absolute. All Base Rent and Additional Rent shall be paid without set-off, withdrawal or deduction of any nature.

3.6. Partial Payments. Any payment of Base Rent and/or Additional Rent which is less than the amount then due and owing to Landlord will be considered a payment against the oldest outstanding rental obligation and Landlord may accept such payment without affecting its rights to collect the balance owed.

3.7. Interest on Late Payments of Base Rent, Additional Rent or Other Amounts Due. Any rent or other amount which is owed by Tenant to Landlord under this Lease and which is not paid within ten (10) days of the date when due shall carry interest at an annual rate (the “Default Rate”) equal to the lesser of (i) the highest rate allowed by law from the date which is ten (10) days after the date such Base Rent, Additional Rent or other amount was due until the date of payment, and (ii) eighteen percent (18%) per annum.

3.8. Bookkeeping and Audits. Landlord shall maintain books and records respecting gas, electricity, Operating Expenses and Taxes (as defined in Article 4) and determine the same in accordance with sound accounting and management practices, consistently applied. Tenant or its representative shall have the right to examine those books and records of Landlord and any managing agent reasonably necessary for purposes of auditing expenditures for gas, electricity, Operating Expenses and Taxes in question. Such examination shall take place during normal business hours at the place or places where such records are normally kept. Each Annual Operating Expense Statement rendered to Tenant shall be considered final, unless Tenant has given written notice to Landlord of its intention to audit the books and records of Landlord, which notice must be given within sixty (60) days following Tenant’s receipt of such Annual Operating Expense Statement. In the event that Landlord and Tenant are unable to resolve the dispute within seventy-five (75) days following Landlord’s granting Tenant access to such books and records of the Landlord, then such dispute shall be submitted to an independent certified public accounting firm selected by Landlord, subject to Tenant’s reasonable approval of such firm, which approval shall not be unreasonably withheld or delayed. The certification by such independent certified public accounting firm as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the fees and costs of such independent certified public accounting firm unless such certification determines that Tenant was overbilled by more than two (2%) percent. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying, without prejudice to Tenant’s position, Tenant’s Proportionate Share of gas, electricity, Operating Expenses and Taxes paid or incurred during the applicable period in the amounts determined by Landlord, subject to adjustment after any such exceptions are resolved.

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3.9. Survival. The rights, obligations and liabilities of Landlord and Tenant under this Article 3 shall survive the expiration or earlier termination of this Lease for any reason.

ARTICLE 4. TAXES

4.1. Personal Property Taxes. Tenant shall be solely responsible for and pay within the time provided by law all taxes and assessments imposed on its inventory, furniture, trade fixtures, apparatus, equipment and any other of Tenant’s personal or other property.

4.2. Other Taxes and License Fees. Tenant shall pay before delinquency all license and permit fees and taxes that may be imposed upon the business of Tenant on the Leased Premises.

4.3. Survival. The rights, obligations and liabilities of Landlord and Tenant under this Article 4 shall survive the expiration or earlier termination of this Lease for any reason.

ARTICLE 5. TENANT’S USE OF LEASED PREMISES

5.1. Use of Leased Premises. The Leased Premises will be used by Tenant for research, office and laboratory purposes only and for purposes incidental thereto. Tenant shall not use or occupy, nor permit the use nor occupancy of, the Leased Premises or any portion thereof for any of the following purposes: retail sales to the general public; the development, production or sale of pornographic materials; operation or promotion of a gambling establishment; or any use which creates fire, explosive or other similar hazard. The Tenant and any of its subtenants shall at all times and in all respects comply with all local, state and federal laws, ordinances, regulations and orders relating to land use, industrial hygiene, environmental (including, but not limited to the Environmental Laws as defined in Section 8.5) or similar laws, including the use, analysis, generation, manufacture, storage, disposal or transportation of Hazardous Materials as defined in Section 8.4. Landlord represents that research, office and laboratory use is a permitted use of the Leased Premises under applicable zoning laws, rules and regulations.

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ARTICLE 6. ALTERATIONS

6.1. Tenant May Not Make Alterations or Improvements. Tenant shall not make any alterations, additions or improvements in or to the Leased Premises except with Landlord’s prior written consent, which consent will not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be unreasonable for Landlord to withhold its consent or require modifications to the design or installation of any mechanical, electrical or other systems which interconnect to or could affect or be affected by mechanical, electrical, HVAC or other Building 4 systems.

6.2. Improvements to Become Property of Landlord. All additions and other improvements installed in the Leased Premises at any time during the Term, either by Tenant or by Landlord on Tenant’s behalf, shall become the property of Landlord and shall be surrendered with the Leased Premises upon the Expiration Date or earlier termination of this Lease. Landlord acknowledges that Tenant has supplied certain equipment, as contained in Schedule C attached, and Tenant shall remove said equipment upon the Expiration Date or earlier termination of this Lease.

6.3. Tenant’s Removal of Trade Fixtures. Nothing in this Article shall prevent Tenant’s removal of its trade fixtures upon the Expiration Date or earlier termination of this Lease in accordance with the terms hereof, but upon such removal, Tenant shall promptly, and at its own expense, repair and restore any damage caused by such removal.

6.4. Tenant’s Compliance with Conditions of Construction. Tenant shall, before making any alterations, additions or improvements permitted hereunder, obtain all permits, approvals and certifications required by any governmental or quasi-governmental body or authority, and (upon completion) certificates of final approval and/or completion thereof, and shall deliver promptly copies of all such permits, approvals and certificates to Landlord. In performing any additions, alterations or improvements to the Leased Premises permitted hereunder, Tenant shall comply with all applicable laws, regulations and ordinances. Tenant agrees to carry, and will cause its contractors and subcontractors to carry, worker’s compensation insurance in the amount required by law and general liability insurance with a limit of not less than One Million Dollars ($1,000,000.00) combined single limit per occurrence for bodily injury, personal injury and property damage liability. Each such policy shall name Landlord and, at Landlord’s request, Landlord’s Lenders (as such term is defined in Section 10.1 hereof), as additional insured(s) and Tenant shall furnish to Landlord prior to the commencement of construction appropriate certificates evidencing that such insurance is in effect. Tenant agrees to obtain and deliver to Landlord written subordination of mechanics’ liens upon the Property and Building 4 for all work, labor and services to be performed and for materials to be furnished in connection with such work, signed by all contractors, subcontractors, material men and laborers to become involved in such work. Any such alterations, additions or improvements shall be at the sole expense of Tenant using contractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably denied or delayed. Tenant shall notify Landlord in writing of the identity of each contractor with whom it intends to contract at least five (5) business days prior to entering into a contract with such contractor. If Landlord has not notified Tenant in writing that Landlord disapproves of such contractor within five (5) business days after Landlord was notified of the identity of Tenant’s proposed contractor, then such contractor shall be deemed approved.

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6.5. Mechanic’s Lien. If any mechanic’s lien is filed against the Property or the Leased Premises for work claimed to have been done or materials claimed to have been furnished to or for the benefit of Tenant, whether related to work done pursuant to any provision of this Lease or otherwise, the lien, within thirty (30) days of its receipt of notice of such filing, shall be discharged by Tenant at Tenant’s expense by payment, satisfaction or by filing a bond as required by law or by other reasonable means.

ARTICLE 7. REPAIRS

7.1. Landlord Maintenance. Landlord shall maintain and repair the public portions of Building 4, exterior and interior, and shall make all structural repairs to Building 4, subject to Tenant’s obligations under Section 7.3. Landlord shall maintain and repair the equipment serving Building 4 generally, and the utility systems serving Building 4. Landlord shall also perform cleaning services as per the daily services specifications attached hereto as Exhibit B. The cleaning Specifications set forth on Exhibit B are illustrative only and shall be subject to change from time to time.

7.2. Tenant Maintenance. Tenant shall take good care of and maintain the Leased Premises, shall not waste the Leased Premises, and shall maintain the Leased Premises and its fixtures in good working order and condition, reasonable wear and tear excepted. Tenant shall also be responsible for its own janitorial services within the laboratory areas of the Leased Premises. Any contractors retained by Tenant for these purposes must be approved by Landlord in accordance with the provisions of Section 6.4.

7.3. Tenant’s Liability for Damages. Notwithstanding any provision of Section 7.1 above, subject to the provisions of Section 25.3, Tenant shall be liable for all damage or injury to the Leased Premises or to any other part of the Property or Building 4 or to any other portion of the property known as “Science Park”, of which the Property is a part, whether requiring structural or non-structural repairs, caused by or resulting from any intentional or unintentional act, negligence or willful conduct on the part of Tenant, a subtenant of Tenant, their respective servants, employees, agents, contractors, subcontractors, licensees or invitees. All such damage or injury shall be repaired promptly by Tenant at its sole cost and expense to the satisfaction of Landlord.

7.4. Tenant to Repair Damage. Tenant shall repair all damage to the Property, Building 4 and to the Leased Premises caused by the moving, installing or removing of Tenant’s fixtures, furniture, equipment or other personal property.

7.5. Landlord May Make Repairs at Tenant’s Expense. If Tenant fails after thirty (30) days’ notice to proceed with due diligence to make any repairs required to be made by it (unless in Landlord’s judgment, reasonably exercised, a delay of thirty days may expose persons or property to possible damage or injury, wherein Landlord may proceed without notice to

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repair), repairs may be made by Landlord for the account of and at the expense of Tenant. The reasonable costs and expenses so incurred by Landlord in making any such repairs shall be payable by Tenant as Additional Rent within ten (10) business days following submission of reasonably detailed invoices therefor.

7.6. Tenant to Notify Landlord of Defective Conditions. Tenant shall give Landlord prompt written notice of any defective condition in the Leased Premises of which Tenant is aware, including but not limited to, any defective condition in the plumbing, heating system or electrical lines located in, servicing or passing through the Leased Premises.

7.7. Quality of Work. Any and all work required or permitted to be done to or upon the Leased Premises by way of repairs, alterations, additions or improvements by Landlord or Tenant, or the agents or employees of either, shall be of a quality equal to the original construction and shall be done in accordance with all applicable laws, regulations and ordinances.

ARTICLE 8. COMPLIANCE WITH LAWS; INCREASED INSURANCE RATES;

ENVIRONMENTAL LAWS

8.1. Tenant to Comply with Laws and Regulations. Tenant, at its sole cost and expense, shall comply with all present and future statutes, laws, orders, ordinances, rules, regulations and requirements of all federal, state, municipal and local governments, departments, commissions and boards, the directions of any public officer, and all orders, rules and regulations of the Connecticut State Fire Safety Code or any similar organization, relating or pertaining to the conduct of Tenant’s business or its specific use and occupancy of the Leased Premises (and not to those laws, etc. which pertain to tenants generally, which shall be Landlord’s responsibility) (collectively, “Laws”).

8.1.1. Landlord’s Representations. As of the Rent Commencement Date, Landlord represents and warrants that the Leased Premises are in compliance with all applicable safety Laws.

8.2. No Violation of Insurance Policies. Tenant shall not do or permit any act to be done in or to the Leased Premises which will invalidate or be in conflict with any policies of insurance at any time carried by or for the benefit of Landlord with respect to the Leased Premises, Building 4 or the Property. Tenant shall not use the Leased Premises in a manner that will increase the rate of any insurance applicable to the Leased Premises, Building 4 or the Property in effect on the Rent Commencement Date. Landlord represents that as of the Rent Commencement Date, the use of the Leased Premises for office and laboratory purposes does not conflict with or invalidate any insurance nor subject Landlord to an increase in the rate of insurance.

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8.3. Tenant to Pay Costs, Fines and Penalties. Upon receipt of notice from Landlord, Tenant shall promptly pay all claims, costs, expenses, fines, interest, penalties or damages that may be imposed upon or incurred by Landlord by reason of any Event of Default, provided that Tenant shall not be liable for any late charges or other costs that result from a delay by Landlord in paying the same. If Landlord’s insurance rates are increased during the Term of this Lease because of a special risk associated with Tenant’s use or occupancy, Tenant shall promptly reimburse Landlord for said increase as Additional Rent, upon receipt of reasonably detailed evidence thereof.

8.4. Hazardous Materials. As used herein, the term “Hazardous Materials” shall mean and include those elements, materials, compounds, mixtures, wastes or substances (collectively “Substances”) which are designated as pollutant, toxic, infectious, flammable, radioactive or hazardous (or contained in any list which is adopted) by the United States Environmental Protection Agency (the “EPA”), the State of Connecticut or any political subdivision thereof, including without limitation the Connecticut Department of Energy and Environmental Protection (“DEEP”), or is so designated under any of the Environmental Laws, and, whether or not included in any such list or designated as such, shall be deemed to include all Substances containing petroleum, petroleum products and derivatives, chlorinated hydrocarbons, asbestos, and polychlorinated biphenyls (PCB’s).

8.5. Environmental Laws. As used herein, the term “Environmental Laws” shall mean and include any Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating or relating to the protection of human health or the environment, or regulating or imposing liability or standards of conduct concerning the use, storage, discharge, handling, treatment, removal, disposal or transportation of any Hazardous Materials, as now or at any time hereafter in effect including, without limitation, Title 22a (“Environmental Protection”) of the Connecticut General Statutes, including, but not limited to, Sections 22a-448 through 22a-457 of the Connecticut General Statutes (the “Superlien Statute”), the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§9601 et. seq., The Superfund Amendments and Reauthorization Act, 42 U.S.C. §§9601 et. seq., the Federal Oil Pollution Act of 1990, §§2701, et. seq., the Federal Toxic Substances Control Act, 15 U.S.C. §§ 2601 et. seq., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. §§6901 et. seq., the Federal Hazardous Materials Transportation Act, 49 U.S.C. §§1801 et. seq., the Federal Clean Air Act 42 U.S.C. §7401 et. seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et. seq., the Rivers and Harbors Act of 1899, 33 U.S.C. §§401 et. seq., Title X of Pub.L. 102.550 (Oct. 28, 1992), and all laws, statutes, rules, ordinances, and all rules and regulations of the EPA, the DEEP or any other state or federal department, board, or agency, or any other agency or governmental board or entity having jurisdiction over the Property, as any of the foregoing have been, or are hereafter created, amended, supplemented, re-authorized, superseded and replaced from time to time.

8.6. Chemicals and Hazardous Materials. Tenant shall, no less often than annually, provide Landlord with a list of chemicals and Hazardous Materials Tenant intends to store or use in the Leased Premises. Such list, for the first Lease Year, is attached hereto as Schedule D. Tenant shall immediately notify Landlord in writing whenever Tenant intends to store or use other chemicals or Hazardous Materials than appear on such list, except that Tenant is permitted without prior notice and consent of landlord to use those Hazardous Materials necessary for the conduct of its business provided they are not used in “reportable quantities” and they are used in accordance with Environmental Laws. Failure to so notify Landlord shall be an Event of Default hereunder.

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8.7. Compliance with Environmental Laws. Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other government and regulatory approvals required for Tenant’s activities or use of the Leased Premises, including, without limitation, the use, transportation, storage and discharge of Hazardous Materials. Tenant shall comply at all times with all Environmental Laws applicable to Tenant’s activities or use of the Leased Premises. Except as so discharged in accordance with all applicable Environmental Laws, Tenant shall cause any and all Hazardous Materials removed from the Leased Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Leased Premises in total conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the Term of the Lease, Tenant shall: (i) cause all Hazardous Materials used by Tenant to be removed from the Leased Premises by an appropriately licensed contractor and to be transported for use, storage or disposal in accordance and compliance with all applicable Environmental Laws; and (ii) shall arrange for a licensed industrial hygienist or other appropriately licensed contractor to clean the Leased Premises and any remaining furniture, fixtures and equipment of any and all Hazardous Materials used by Tenant and to provide to Landlord appropriate and customary written certifications specifying the completion of same including descriptions and/or serial numbers of all equipment cleaned by the contractor (“Cleaning Certificates”). Tenant shall promptly deliver to Landlord copies of all Cleaning Certificates and hazardous waste manifests reflecting the legal and proper cleaning of the Leased Premises and remaining furnishings, fixtures and equipment and the legal and proper disposal of all Hazardous Materials removed from the Leased Premises.

8.8. Tenant to Indemnify Landlord and Landlord’s Lenders. Tenant shall indemnify and hold harmless Landlord, Landlord’s Lenders (as defined in Section 10.1), and their respective directors, officers, employees and agents (each an “Indemnified Party”) from and against any and all claims, actions, proceedings, investigations, suits, penalties, fines, costs, expenses, sums paid in settlement, judgments, losses and damages, directly or indirectly arising as a result of or caused by Tenant’s failure to comply fully with any applicable Laws or Environmental Laws or the terms of this Article 8. The foregoing indemnification shall include without limitation all costs of environmental cleanup, all fees and expenses of environmental consultants and engineers hired by an Indemnified Party and reasonable attorney’s fees incurred by an Indemnified Party directly or indirectly as a result of any claim for which indemnification is provided herein. Tenant shall be responsible for the cost of any and all repairs to the Property, Building 4, the Leased Premises and any other real or personal property owned by Landlord or its subsidiaries from time to time, structural and nonstructural, required as a result of Tenant’s violation of any such Laws or Environmental Laws or terms of this Article 8. The terms of this Article 8 shall survive the termination or expiration of this Lease for any reason.

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8.9. Landlord to Indemnify Tenant. Except with respect to conditions caused by or attributable to Tenant, its contractors, agents or employees, Landlord shall indemnify and hold harmless Tenant, and its respective directors, officers, employees and agents (each a “Tenant Indemnified Party”) from and against any and all claims, actions, proceedings, investigations, suits, penalties, fines, costs, expenses, sums paid in settlement, judgments, losses and damages, directly or indirectly arising as a result of or caused by Landlord’s failure to comply fully with any applicable Laws or Environmental Laws or the terms of this Article 8. The foregoing indemnification shall include without limitation all costs of environmental cleanup, all fees and expenses of environmental consultants and engineers hired by a Tenant Indemnified Party and reasonable attorney’s fees incurred by a Tenant Indemnified Party directly or indirectly as a result of any claim for which indemnification is provided herein. Landlord shall be responsible for the cost of any and all repairs to the Property, Building 4, the Leased Premises and any other real or personal property owned by Landlord or its subsidiaries from time to time, structural and nonstructural, required as a result of Landlord’s violation of any such Laws or Environmental Laws or terms of this Article 8. The terms of this Article 8 shall survive the termination or expiration of this Lease for any reason.

ARTICLE 9. FLOOR LOAD; MACHINERY AND EQUIPMENT

9.1. Floor Load. Tenant shall not place a load upon any floor of the Leased Premises exceeding the established floor load, which shall be set by the Landlord. All such equipment and material installation shall be placed and maintained by Tenant at its expense, with equipment in settings sufficient to absorb vibration and noise and prevent annoyance to other tenants in Building 4.

9.2. Engines, Machinery and Equipment. Tenant shall provide Landlord with a list of all engines, machinery and equipment Tenant intends to store or use in the Leased Premises, excluding ordinary office equipment. Such list is attached hereto as Schedule C. Tenant shall notify Landlord in writing in advance whenever Tenant intends to store or use engines, machinery or equipment in the Leased Premises other than that listed on Schedule C. In no event shall Tenant store or use engines, machinery or equipment in the Leased Premises without Landlord’s prior written consent. Tenant’s failure to comply strictly with this section will constitute an Event of Default under this Lease.

ARTICLE 10. TENANT’S OBLIGATIONS TO LANDLORD’S LENDERS

10.1. Subordination. The rights of Tenant under this Lease will always be subject and subordinate to the rights, title and interest of all present and future lenders who may from time to time extend credit to Landlord which extensions of credit may be secured in whole or in part by a mortgage or other security interest on the Property, Building or Leased Premises (collectively, “Landlord’s Lenders”) and all renewals, modifications, replacements and extensions of any such mortgage or other security interest, provided Tenant’s occupancy will not be disturbed. This provision is automatic without any further consent or confirmation by Tenant, but at Landlord’s request, Tenant will execute an agreement in form and content acceptable to Landlord and Landlord’s Lenders (a “Subordination Nondisturbance Agreement”) confirming this provision. Tenant will sign the Subordination Nondisturbance Agreement and return it to Landlord within ten (10) days after Landlord makes the request in writing. Landlord shall obtain

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from the holder of any Mortgage in effect as of the Rent Commencement Date of this Lease, a reasonable form of Subordination Nondisturbance Agreement in recordable form to the effect that as long as Tenant shall keep, carry out, and perform all of the terms, covenants and provisions contained in this Lease which are to be performed by Tenant, within all applicable notice and cure periods, Landlord’s Lenders, or their assignees, will not disturb Tenant’s occupancy of the Leased Premises.

10.2. Estoppel Certificate. Tenant agrees to execute and deliver to Landlord within ten (10) days of Landlord’s written request a certificate or statement reasonably required to confirm that this Lease is in full force and effect, whether it has been modified, and if so, how, and whether, to Tenant’s knowledge, Landlord is in default in the performance or observance of any covenants or conditions in this Lease on Landlord’s part to be performed or observed, or any condition exists that with the passage of time would, if uncorrected, constitute a default (an “Estoppel Certificate”). Landlord shall deliver to Tenant a comparable Estoppel Certificate within thirty (30) days after written request from Tenant.

10.3. Prohibition Against Recording Lease. Neither party shall record this Lease on the New Haven Land Records. Any such recordation of this Lease shall be an Event of Default hereunder and such recordation shall be null and void and of no force and effect.

ARTICLE 11. LIMITATIONS ON LANDLORD’S LIABILITY

11.1. Property. Landlord shall not be liable for any loss of or damage to any property of Tenant, its employees, agents, contractors, subcontractors, licensees or invitees, whether by theft or otherwise, unless caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.

11.2. Landlord Not Liable for Other Tenants. Landlord and its agents shall not be liable for any injury or damage to persons or property caused by other tenants or persons in, upon or about Building 4, Property or other real property in the vicinity of the Property, or caused by operations in construction of any private, public or quasi-public work in or to Building 4, the Property or such other real property, unless caused by the negligence or willful misconduct of Landlord.

11.3. Limitation on Landlord’s Liability. Landlord shall not be liable to Tenant and, to the fullest extent allowed by applicable law, Tenant, for itself and its employees, contractors, subcontractors, agents, licensees and invitees, hereby waives all claims against and releases Landlord, Landlord’s Lenders, and their respective directors, officers, employees and agents from and against any and all claims, actions and causes of action which they or any of them may have now or in the future, for damages resulting from any entry into the Leased Premises, loss of life, personal injury, loss of business, or damage to any property on or about the Property or the real property known as “Science Park” of which the Property is a part or the approaches, entrances, streets, sidewalks or corridors thereto, by or from any cause whatsoever, including without limitation, damage caused by any defect in the Leased Premises or any other portion of Building 4 or Property or the real property know as “Science Park”, or by water leakage of any

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character from the roof, walls, basement or other portion of Building 4 or Leased Premises or caused by gas, fire, oil, electricity or any cause whatsoever in, on or about the Leased Premises or any other portion of Building 4 or the Property or the real property known as “Science Park”, provided the same does not arise, in whole or in part, by the negligence, willful misconduct or breach of contract of or by Landlord, its agents, employees or contractors.

ARTICLE 12. TENANT’S OBLIGATION TO PROTECT LANDLORD AND

LANDLORD’S LENDERS

12.1. Tenant to Indemnify and Hold Harmless Landlord. To the fullest extent allowed by applicable law, Tenant will defend, indemnify and hold harmless Landlord, Landlord’s Lenders, and their respective directors, officers, employees and agents (individually, an “Indemnified Party”), from and against any and all claims, damages, liabilities, penalties, fines, judgments, forfeitures, actions, causes of action, losses, costs and expenses (including, without limitation, reasonable attorney’s fees, costs and expenses incurred by any Indemnified Party in defending against any claim for which indemnification is provided herein), which result from, or arise out of or in connection with any one or more of the following (including claims resulting from the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by):

A. Any breach or violation by Tenant or a subtenant of Tenant or their respective servants, employees, agents, contractors, subcontractors, licensees or invitees of any provision of this Lease;

B. The negligence or willful act of Tenant or a subtenant of Tenant or their respective servants, employees, agents, contractors, subcontractors, licensees or invitees;

C. The use and occupancy of the Leased Premises by Tenant or any other party during the Term of this Lease; or

D. (i) the use, storage, transportation, disposal, release, discharge or generation of, Hazardous Materials to, in, on, under, about or from the Leased Premises or the Property or the real property known as “Science Park” of which the Property forms a part, by Tenant, a subtenant of Tenant or their respective employees, contractors, subcontractors, agents, licensees or invitees, or (ii) Tenant’s failure to comply with any Environmental Laws. Tenant’s obligation under this Section shall include, without limitation, and whether foreseeable or unforeseeable, any and all costs incurred in connection with any investigation of site conditions, and any and all costs of any required or necessary repair, cleanup, monitoring, remedial action, detoxification or decontamination of the Property or other portions of the real property known as “Science Park” of which the Property forms a part (including, without limitation, the soil and ground water on or under the Property or such real property known as “Science Park”) and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, provided the cause of the same is due solely to Tenant, its agents, employees or contractors. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Term of the Lease. For purposes of the indemnity provisions hereof, any acts or omissions of

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Tenant or a subtenant of Tenant or by employees, agents, assignees, contractors, subcontractors, licensees and invitees of Tenant or a subtenant of Tenant or others acting for or on behalf of Tenant or a subtenant of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

12.2. Tenant to Defend Claims. If any action or proceeding is brought against an Indemnified Party by reason of a claim described in Section 12.1., Tenant, upon written notice from Landlord, will at Tenant’s sole cost and expense, defend the action or proceeding with legal counsel approved by Landlord in writing, which approval shall not be unreasonably withheld. Landlord shall give Tenant written notice of any such claim as soon as reasonably practicable but in any event within fifteen (15) days of Landlord receiving written notice of such claim.

12.3 Landlord to Indemnify Tenant as to Certain Claims. Except to the extent Tenant is required to indemnify Landlord under Section 12.1 above, Landlord will defend, indemnify and hold harmless Tenant and its directors, officers, employees and agents (individually, a “Tenant Indemnified Party”), from and against any and all claims, damages, liabilities, penalties, fines, judgments, forfeitures, actions, causes of action, losses, costs and expenses, costs and expenses (including, without limitation, reasonable attorney’s fees incurred by any Tenant Indemnified Party in defending against any claim for which indemnification is provided herein), which result from, or arise out of or in connection with (including claims resulting from the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by): (a) any breach or violation by Landlord or its servants, employees, agents, contractors, or subcontractors of any provision of this Lease; or (b) the negligence or willful act of Landlord or its servants, employees, agents, contractors, subcontractors, or licensees.

ARTICLE 13. FIRE AND OTHER CASUALTY

13.1. Notification to Landlord; Obligation to Pay Base Rent and Additional Rent. If the Leased Premises or Building 4, or any part thereof, shall be destroyed or partially damaged by fire or other casualty, Tenant shall continue to pay rent during any period of repair except as otherwise expressly provided in this Article or until the Lease is terminated in accordance with the terms of this Article.

13.2. When Lease May Be Terminated; Apportionment of Base Rent and Additional Rent. If by reason of casualty:

A. Building 4 is destroyed, this Lease shall terminate automatically and Tenant shall vacate the Leased Premises as of the date of the casualty;

B. The Leased Premises are rendered wholly or substantially untenantable and restoration will require longer than 120 days, this Lease shall terminate at the option of Landlord or Tenant made within 30 days of the casualty or loss causing such condition and Tenant shall vacate the Leased Premises as of the date of such casualty or loss; or

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C. Any portion of Building 4 is otherwise substantially damaged and Tenant’s access to or use of the Leased Premises is materially and adversely affected, and restoration of such damage shall require longer than 120 days to complete, then Landlord may either elect to repair the damage or may cancel this Lease by giving written notice of cancellation to Tenant within thirty (30) days after such casualty or loss. Upon the giving of such notice of cancellation, this Lease shall terminate, and Tenant shall vacate and surrender the Leased Premises to Landlord. If Landlord shall have decided to repair any damage as aforesaid, the damage (except as to Tenant’s fixtures, personal property or leasehold improvements made by Tenant) shall be repaired by and at the expense of Landlord within one hundred and eighty (180) days of the casualty and the Base Rent and Additional Rent shall be abated during the period of the repairs according to the part of the Leased Premises, if any, which is not usable by Tenant, but if the remaining usable portion does not enable Tenant to conduct its business in a reasonable manner, then abatement shall be determined by the extent of material interference with Tenant’s business. If Landlord shall not complete the restoration within said 180-day period, then, provided that the Leased Premises were materially damaged by the casualty, Tenant may elect to terminate this Lease by written notice given to Landlord within thirty (30) days after the end of said 180-day period. If the casualty occurred during the last 180 days of the Term and the Leased Premises was materially damaged, then Tenant may elect to terminate this Lease by written notice given to Landlord within thirty (30) days after the date of the casualty.

13.3. Intentionally Omitted.

13.4. Landlord Need Not Replace Tenant’s Property. Tenant acknowledges that Landlord is not required to repair or replace any of Tenant’s property or Tenant’s improvements to the Leased Premises and that Landlord will not carry insurance on Tenant’s furnishings, fixtures, equipment, improvements or other personal property.

13.5. Alternate Parking. In the event that Tenant parking as provided for in this Lease is temporarily unavailable because of fire, other casualty or any other reason outside of Landlord’s control, Landlord shall endeavor in good faith to provide alternative parking within the Science Park complex.

ARTICLE 14. TAKING BY GOVERNMENTAL AUTHORITY

14.1. Termination of Lease; Waiver of Claim by Tenant. If Building 4 or any portion of Building 4 which includes the Leased Premises shall be taken by condemnation (also known as “eminent domain”) by any authority having power so to do or is conveyed to such authority in lieu of condemnation, this Lease shall terminate from the date of title vesting in such authority. If any portion of Building 4, which does not include the Leased Premises but materially and adversely affects Tenant’s access to or use of the Leased Premises, shall be so taken, Landlord shall have the option, at its sole discretion, to cancel this Lease. All proceeds from the taking will belong to Landlord and Tenant waives any rights it might have to such proceeds. Tenant, however, may proceed with any independent claim against the taking authority as to moving costs.

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14.2. Taking Not Involving Building 4. If a portion of the Property shall be taken by condemnation as described in Section 14.1. or conveyed in lieu of condemnation, which portion does not include any portion of Building 4 (or excepting an inconsequential portion of Building 4 not affecting the Leased Premises), the Term of this Lease shall not terminate but shall continue in full force and effect according to its terms. Tenant shall not be entitled to any award or damages from such taking.

ARTICLE 15. TENANT’S RIGHT TO ENCUMBER, ASSIGN, OR SUBLEASE

15.1. Tenant May Not Use Lease as Collateral. Tenant may not voluntarily or involuntarily use this Lease for collateral (known as “encumbering” the Lease) without Landlord’s prior written consent, which consent will not be unreasonably withheld.

15.2. Assignment or Subletting by Tenant. Except as permitted under Section 15.3.D of this Lease, Tenant may not assign or transfer its interest in this Lease, nor sublet any portion of the Leased Premises, without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Consent to an assignment, transfer or sublease shall not be interpreted as consent to any renewal, additional or subsequent assignment, transfer or sublease.

15.3. Conditions Precedent to Assignment, Transfer or Sublease. An assignment, transfer or sublease shall become effective only upon and subject to the following conditions:

A. Tenant shall have provided to Landlord such information relating to the proposed assignment, transfer or sublease as Landlord may reasonably request, including but not limited to the identity of the proposed assignee, transferee or sublessee together with tax returns and financial statements for the proposed assignee, transferee or sublessee; and

B. Tenant shall have provided Landlord with an executed copy of all written agreements relating to the assignment, transfer or sublease, and such agreements are in a form reasonably acceptable to Landlord; and

C. The proposed assignee, transferee or subtenant shall execute and deliver to Landlord such agreements as Landlord and Landlord’s Mortgagees may reasonably require in order to evidence the assumption of the obligations and liabilities under this Lease; and

D. Landlord shall have approved in writing such assignment, transfer or sublease, which approval shall not be unreasonably denied; provided, however, that no such approval shall be required in the case of an assignment, transfer or sublease to a parent, affiliate or subsidiary of Tenant or in the case of a merger, consolidation, sale of stock or sale of substantially all of the assets of the Tenant, provided that the conditions set forth in clauses A, B and C of this Section 15.3 are satisfied and in all instances Tenant shall continue to be subject to Section 15.4 of this Lease.

15.4. Tenant Not Released. No assignment or transfer of Tenant’s interest hereunder nor a sublease of the Leased Premises or any part thereof will release Tenant from its obligations under this Lease and Landlord may look to Tenant for continued performance.

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15.5. Landlord May Collect Charges. Landlord may collect use and occupancy charges from a subtenant of Tenant without being considered to have consented to the sublease.

15.6. Shared Use By Other Entities. Except as permitted under Section 15.2, no use of the Leased Premises by any person or entity other than Tenant is permitted without the prior express written consent of Landlord, which consent may be conditioned on the following, among other reasonable conditions established by Landlord: (1) Landlord’s receipt of prior written request therefor and proof of insurance coverage to Landlord’s satisfaction, and (2) provision to Landlord’s satisfaction for payment by Tenant of any additional costs and charges occasioned by such use.

ARTICLE 16. ACCESS TO LEASED PREMISES

16.1. Landlord to Have Access in Emergency. Landlord and Landlord’s agents shall have the right to enter the Leased Premises at any time if Landlord or Landlord’s agent reasonably believes an emergency exists.

16.2. Landlord’s Right to Enter. Except as provided in Article 16.1., Landlord and Landlord’s agents shall have the right to enter the Leased Premises upon reasonable notice to Tenant for the following purposes:

A. Inspecting the Leased Premises;

B. At any time during the Term, showing the Leased Premises to prospective purchasers and lenders;

C. During the final six months of the Term, showing the Leased Premises to prospective tenants; and

D. To make repairs and alterations as Landlord may deem necessary to the Leased Premises or to any other portion of Building 4 or which Landlord may elect to perform following Tenant’s failure to make repairs or perform any work which Tenant is obligated to perform under this Lease after notice and applicable cure periods, or for the purpose of complying with laws, regulations and other directives of governmental authorities. In exercising its rights under this Section 16.2, Landlord shall not unreasonably interfere with Tenant’s use of the Leased Premises.

16.3. Landlord May Make Changes to Building 4. Landlord shall have the right at any time, without incurring any liability to Tenant, to make any changes, deletions and additions to Building 4 and to the entrances, exits, stairs, halls, elevators and common spaces as Landlord believes necessary or desirable, provided that such changes shall not materially adversely affect Tenant’s access to or use of the Leased Premises. No action taken by Landlord pursuant to this section shall constitute an eviction or breach of this Lease.

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16.4 Safety Inspections. Landlord shall have the right, no more frequently than once every three months, to have a safety inspection performed by an appropriately licensed third party laboratory inspector (a “Safety Inspection”). All such Safety Inspections shall be limited to the operation of and materials, chemicals and processes employed by Tenant in the portions of the Leased Premises used for laboratory purposes. Landlord shall give the Tenant at least five (5) business days advance notice of any such Safety Inspection and all Safety Inspections shall be conducted in advanced coordination with the Tenant in such a manner and at such a time as to minimize any disruption of business conducted by the Tenant. Tenant shall have a representative present during all Safety Inspections and shall simultaneously be sent a copy of any written report or summaries with respect to each Safety Inspection. To the extent that safety issues and/or violations of any applicable law are identified, Tenant shall remedy any such issues or violations in advance of a mutually agreed upon follow up Safety Inspection but in no event more than 30 days thereafter. Landlord may issue a default notice under Section 17.1.H. of this Lease should Tenant fail to remedy any such safety issues or violations of law as of the time of such follow up Safety Inspection.

ARTICLE 17. DEFAULT AND TERMINATION

17.1. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default by Tenant hereunder (“Event of Default”):

A. Failure to pay any Base Rent, Additional Rent or any other rent or monetary obligation under this Lease within ten (10) days after written notice is given to Tenant that payment is past due; provided, however, that if Landlord has given Tenant at least three (3) such notices within any consecutive 12-month period with respect to Base Rent and/or Additional Rent due with respect to Tenant’s Proportionate Share of Operating Expenses and/or Property Taxes, then if Tenant shall fail again during such 12-month period to pay any Base Rent or Additional Rent within ten (10) days of the date payment is due, such failure shall be deemed an Event of Default and Landlord shall not be required to give Tenant notice that such payment is past due;

B. Voluntary recourse to any protection or procedure under the United States Bankruptcy Code, as amended, or any similar law.

C. There is filed against Tenant in any court pursuant to any statute, either of the United State of America or of any state, a petition in bankruptcy or insolvency, or for reorganization, the appointment of a receiver or trustee of all or a portion of Tenant’s property, or for other relief of debtors, and within thirty (30) days thereof Tenant fails to secure a dismissal thereof.

D. Failure to execute and deliver in a timely manner a Subordination Agreement, Estoppel Certificate or other certificate regarding the status of this Lease which continues for more than five (5) days after written notice of such failure.

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E. Transfer of this Lease to another party by operation of law or otherwise in violation of the terms of this Lease.

F. Abandonment of the Leased Premises.

G. The recordation of this Lease on the New Haven Land Records in violation of Section 10.3 hereof.

H. Failure to perform or comply with any other non-monetary obligation under this Lease within thirty (30) days of written notice of such failure, provided that, if said failure is of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, then Tenant shall not be in default if it begins such cure within the thirty (30) day period described above and thereafter diligently prosecutes such cure to completion but in no event beyond sixty (60) days after such thirty (30) day period.

I. Any lien, attachment or other encumbrance is lodged against the Leased Premises, Building 4 or the Property by a party claiming through or under Tenant and such is not discharged, satisfied or bonded within thirty (30) days after Tenant’s receipt, whether actual or statutory, of such lien, attachment or encumbrance.

17.2. Termination Upon Occurrence of Event of Default. Upon the occurrence of an Event of Default, this Lease and the Term thereof shall, at the option of Landlord and upon written notice to the Tenant (which notice may be a notice to quit), terminate and expire and, upon such termination, Tenant shall forthwith quit and surrender the Leased Premises to Landlord but still shall remain liable to Landlord as herein provided.

17.3. Effect of Termination. Upon termination as provided for in this Article 17, Landlord may dispossess Tenant by summary process or otherwise in accordance with applicable law, and Tenant hereby waives the service of any notice to quit.

17.4. Damages. In the case of any termination of this Lease under this Article 17, Landlord, at its sole discretion, may recover from Tenant any and all actual damages sustained by Landlord as a result of the termination and any re-letting of the Leased Premises. These damages include, but are not limited to:

A.	Base Rent and Additional Rent when due;

B.	The cost of removing Tenant and its property and otherwise recovering the Leased Premises;

C.	The reasonable cost of preparing the Leased Premises for another tenant;

D.	Reasonable brokerage appraisal fees;

E.	Any other reasonable expenses as Landlord may incur in connection with re-letting the Leased Premises.

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F.	As an alternative to the damages described in clause “A” of this Section 17.4, the difference between (i) all Base Rent and Additional Rent that would have become payable for the remainder of the Term of this Lease, and (ii) that actually received for said period, all of which shall be discounted to present value using Federal Reserve discount rate; and

G.	Reasonable legal fees incurred by Landlord in exercising its rights under this Article 17.

17.5. Mitigation of Damages. Landlord shall use reasonable efforts to mitigate its damages under this Lease. Provided that Landlord has used reasonable efforts to mitigate its damages, the failure or inability of Landlord to re-let the Leased Premises, or any part or parts thereof, or the failure or inability to collect rentals equal to the rentals payable under this Lease shall not release or affect Tenant’s liability for damages. In no event shall Tenant be entitled to receive any excess, if any, of any such rents collected over the sums payable by Tenant to Landlord under this Lease.

17.6. Use and Occupancy. Any monies received by Landlord from or on behalf of Tenant during the pending of any proceeding of the types referred to in subsections 17.1.B and 17.1.C shall be deemed paid as compensation for the use and occupation of the Leased Premises, and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Base Rent, Additional Rent or a waiver on the part of the Landlord of any rights under Article 17.

ARTICLE 18. LANDLORD’S PERFORMANCE ON TENANT’S BEHALF

18.1. Landlord May Cure Default. If Tenant defaults under this Lease, Landlord, at its sole option, following any required notice and cure period, immediately or at any time thereafter, may elect to correct the default on behalf of Tenant. Any costs or expenses incurred by Landlord in curing such default including, but not limited to, fines, penalties, interest, damages and reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, all of which sums shall carry interest at the lesser of 18% per annum or the highest rate permitted by law until paid in full, shall be deemed to be Additional Rent. Tenant shall pay such sums within thirty (30) days of rendition of a reasonably detailed bill or statement to Tenant therefor. Upon payment of such bill, Tenant shall be deemed to have cured such default.

18.2. Landlord Not Obligated to Cure Default. Nothing contained in this Article shall be construed as to require Landlord to incur any expenses or obligations on behalf of Tenant.

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ARTICLE 19. TENANT’S QUIET ENJOYMENT OF THE LEASED PREMISES

So long as no uncured Event of Default exists, Tenant may peaceably and quietly have, hold and enjoy the Leased Premises for the Term of this Lease subject to the provisions of this Lease.

ARTICLE 20. NO WAIVER BY LANDLORD

20.1. No Waiver. If either Landlord or Tenant fails or decides not to enforce any provision of this Lease or Landlord fails or decides not to enforce any of the rules and regulations of Landlord set forth in this Lease or hereafter adopted, on any occasion, it may nevertheless on another occasion enforce such provision, rule or regulation. No act by Landlord or Landlord’s agents shall be deemed an acceptance of a surrender of the Leased Premises or a waiver of any right under the Lease unless Landlord has so agreed in writing.

20.2. Accepting Money Not a Waiver. Landlord will not waive any right to enforce any provision of this Lease by accepting a payment of Base Rent and/or Additional Rent from Tenant knowing that Tenant has failed to comply with the terms of the Lease. No endorsement or statement on any check or any letter accompanying any check or payment shall be deemed to effect an accord and satisfaction and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such Base Rent, Additional Rent or other payment due or to pursue any other remedy provided in this Lease.

ARTICLE 21. INABILITY TO PERFORM

This Lease and the obligation of Tenant to pay Base Rent, Additional Rent and other payments required hereunder and comply with all of the other provisions of this Lease shall in no way be affected, impaired or excused because Landlord is delayed in supplying any service expressly or implied to be supplied, or is unable to make or is delayed in making any repair, additions, alterations or decorations, or is unable to supply or is delayed in supplying any equipment or fixtures, or is unable to fulfill or is delayed in fulfilling any other obligation hereunder, if Landlord is so prevented or delayed by reason of riot, strike, labor troubles, war, act of God or any other cause whatsoever beyond Landlord’s reasonable control including, but not limited to, government preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency; provided, however, that Landlord shall give written notice to Tenant of a claim of a force majeure delay within thirty (30) days after Landlord first becomes aware of the occurrence of the event of force majeure, and, provided, further, that if the force majeure delay shall exceed one hundred and eighty (180) days, then in such event Tenant may terminate this Lease by written notice given to Landlord within five (5) days of the expiration of said 180-day period.

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Notwithstanding the foregoing, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of five (5) consecutive Business Days as a result of a Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions (collectively a “Service Failure”) that is reasonably within the control of Landlord to correct, then Tenant shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the first day after the expiration of such fifth (5th) Business Day period and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

ARTICLE 22. NOTICES AND OTHER COMMUNICATIONS

All notices, consents, approvals or other communications required or provided to be sent by either party shall be in writing (except as otherwise provided in this Lease) and shall be: (i) sent by United States Postal Service, certified mail, return receipt requested, (ii) sent by any nationally known overnight delivery service for next business day delivery, (iii) delivered in person, (iv) sent by telecopier or facsimile machine which automatically generates a transmission report that confirms transmission and states the date and time of the transmission, and the telephone number of the recipient’s telecopier or facsimile machine (with a copy thereof sent by the end of the same day in accordance with clause (i) or (ii) above), or (v) sent by electronic mail (e-mail) with a copy thereof sent by the end of the same day in accordance with clause (i), (ii), (iii) or (iv) above (unless such follow up copy is excused in writing, including by way of e-mail, by the recipient). All notices shall be deemed to have been given upon receipt, except that notices sent pursuant to clause (iii) or (iv) shall be deemed to have been received (i) on the date of delivery or transmission, if so transmitted before 4:30 p.m. (local time of the recipient) on a Business Day, or (ii) on the next business day, if so delivered or transmitted on or after 4:30 p.m. (local time of the recipient) on a business day or if transmitted on a day other than a business day. All notices shall be addressed, if to Tenant, at the addresses set forth below or such other address as Tenant shall have last designated by notice to Landlord; if to Landlord, at the address set forth below or such other address as Landlord shall have last designated by notice to Tenant. Landlord and Tenant shall also deliver copies of all notices in like manner as set forth below:

LANDLORD:

Science Park Development Corporation

5 Science Park

New Haven, CT 06511

ATTN: President

Telephone: (203) 785-0840

Email: davidsilverstone1@gmail.com

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TENANT:

Precipio, Inc.

4 Science Park, 3rd Floor

New Haven, CT, 06511

Attn: Carl Iberger

Tel: 203.787.7888 ex. 525

Email: ciberger@precipiodx.com

Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with this Article 22. Any notice to be given by any party hereto may be given by counsel for such party.

ARTICLE 23. RULES AND REGULATIONS

23.1. Compliance with Rules and Regulations. Tenant and Tenant’s servants, employees, agents, contractors, subcontractors, licensees and invitees shall faithfully observe and comply strictly with the rules and regulations for occupancy of the Leased Premises promulgated from time to time by Landlord and communicated in writing by Landlord to Tenant. The current rules and regulations in effect are attached hereto and made a part hereof as Schedule E. Landlord agrees not to discriminate against Tenant in the enforcement of the rules and regulations.

23.2. Notice of Change. Landlord shall give Tenant thirty (30) days written notice of any changes in Schedule E or of any additional rules or regulations to be adopted.

23.3. Landlord Under No Duty to Enforce Rules and Regulations. Landlord has no duty to enforce the rules and regulations or provisions of any other Lease as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules, regulations or Leases by any other tenant, its servants, employees, agents, licensees or invitees.

ARTICLE 24. INTENTIONALLY OMITTED

ARTICLE 25. INSURANCE

25.1. Required Insurance. Tenant will maintain in full force and effect the following insurance:

A. Public liability insurance in an amount of $1,000,000 combined single limit death, bodily injury, personal injury and property damage.

B. “All risk extended coverage insurance” insuring its personal property and improvements to be located on the Leased Premises for full replacement value against loss by fire, vandalism, malicious mischief and other casualty.

C. Worker’s compensation insurance as required by law.

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25.2. Landlord and Landlord’s Lenders to be Named Additional Insureds. Tenant’s public liability and property damage insurance (but not as to Tenant’s personal property and equipment) shall name Landlord and Landlord’s Lenders and any public party required to be named, as designated by the holder of any mortgage on the Property, as an additional insured party.

25.3. Waiver of Subrogation. Each policy of “all risk extended coverage insurance” will contain an agreement by the insurance company waiving its rights to recover against Landlord and each additional insured party named in Section 25.2 for any claims.

25.4. Notice of Cancellation. Each insurance policy required to be maintained by Tenant hereunder must contain a provision that the policy may not be canceled or modified without at least ten (10) days’ notice to Landlord.

25.5. Insurance Companies. All insurance required to be maintained by Tenant hereunder will be provided by companies that are licensed to do business in Connecticut and have a Best’s Insurance rating of A- or better and are otherwise reasonably acceptable to Landlord.

25.6. Policies to be Delivered to Landlord. Tenant will give Landlord an original certificate for each insurance policy before it occupies the Leased Premises and an original certificate of each renewal at least twenty (20) days before the expiration of the policy.

25.7. Landlord’s Insurance. Landlord will maintain in full force and effect during the Term of this Lease: (i) “all risk extended coverage” property insurance insuring Building 4 for its full replacement value, and (ii) public liability insurance in an amount of $1,000,000 combined single limit death, bodily injury, personal injury and property damage, naming Tenant as an additional insured thereunder. Landlord’s policy of “all risk extended coverage insurance” will contain an agreement by the insurance company waiving its rights to recover against Tenant.

25.8. Mutual Waiver. In extension and not in limitation of the foregoing, each party waives any and all rights of recovery which each party might otherwise have against the other party as the result of loss or damage to any of property of the waiving party arising from any of the perils insured against under a Standard Connecticut Fire Insurance Policy with extended coverage and supplemental casualty perils coverage, whether or not such loss or damage is caused in any part by a party’s negligence or neglect, and all insurance policies carried by the parties respecting any property shall be endorsed to state that the respective insurance carriers have received and accepted notice of the provisions of this Lease and have waived any and all rights of subrogation against the other party that might arise under such policies.

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ARTICLE 26. SERVICES PROVIDED BY LANDLORD

26.1. Services. Landlord shall provide the following services to Tenant:

A.	Subject to reimbursement under Section 3.2 and 3.4 hereof, as applicable, Landlord shall provide heat, air conditioning, electricity and gas to Building 4 and the Leased Premises;

B.	Landlord shall clean and maintain the common interior portions of Building 4 and, subject to reimbursement under Section 3.2 and 3.4 hereof, provide refuse removal;

C.	Landlord shall keep the roadways, sidewalks and parking areas serving Building 4 and the Leased Premises free from snow, ice and all obstructions, and the grass and shrubbery properly maintained;

D.	Landlord shall maintain and keep in good repair and efficient operation the utility and elevator systems and the fire protection sprinkler systems serving Building 4 and the Leased Premises;

E.	Landlord shall provide heat and air conditioning, as required by health laws, from 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 2:00 p.m. on Saturdays, excluding holidays as set forth on Exhibit C hereto.

F.	Landlord shall provide hot and cold running water for personal use. Tenant will be billed separately for extraordinary amounts which may be available at Landlord’s sole discretion; and

G.	Landlord shall provide periodic manned security patrols at Building 4. Patrol intervals will be determined at the sole discretion of the Landlord.

H.	Landlord shall provide Tenant with access to Building 4 and the Leased Premises 24 hours a day, 7 days a week, 52 weeks a year.

I.	Landlord shall be responsible, at its sole cost, for compliance with all laws with respect to the Property and Building 4 (excluding the Leased Premises), including, without limitation, ADA, OSHA and local building and fire codes.

26.2. Normal Operating Hours. Normal operating hours for Building 4 will be 8:00 a.m. to 6:00 p.m., Monday through Friday and 8:00 a.m. to 2:00 p.m. on Saturdays, excluding those holidays set forth on Exhibit C hereto. If Tenant desires heating and/or air conditioning at other than normal operating hours (“Additional Services”), Tenant shall make such request for Additional Services to the applicable contacts set forth on Exhibit D hereto, and Tenant shall provide at least twenty–four (24) hour advance notice. Notwithstanding the foregoing, Tenant

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may make emergency requests for Additional Services to the applicable contacts on Exhibit D (each an “Emergency Request”) at any time and best efforts shall be made to accommodate such Emergency Requests. Tenant will pay the actual costs of the Additional Services including fuel, utilities and any overtime costs incurred by or on behalf of Landlord. As of the date of this Lease, the actual cost per hour of Additional Services is $35.00, provided, however, that such amount shall change from time to time as the Landlord’s cost of providing such Additional Services changes and such charge will be more if Landlord is responding to an Emergency Request.

26.3. Services to Other Entities. No extra services shall be provided for the use of any entity other than Tenant without Landlord’s prior express written consent.

ARTICLE 27. ADDITIONAL OBLIGATIONS OF TENANT

27.1. Reimbursement of Landlord. Tenant shall promptly reimburse Landlord, upon demand, for all reasonable out of pocket costs of Landlord, including reasonable attorney’s fees, incurred in the enforcement of this Lease and in providing any consent or review of any sublease, mortgage or collateral assignment of Tenant’s Leasehold interest, requested of Landlord hereunder.

27.2. Additional Obligations. In addition to its other obligations under this Lease, Tenant shall at its expense comply with the following provisions with respect to the Leased Premises:

A.	Tenant shall keep the Leased Premises in good order (subject to Landlord’s obligations set forth in Articles 7 and 26) and free from all refuse, and shall promptly remove all debris, garbage, and refuse of any kind from the Leased Premises;

B.	Other than as expressly provided otherwise in this Lease, Tenant shall furnish all painting, janitorial and security services for the Leased Premises;

C.	Tenant shall use all possible diligence, in accordance with the best prevailing methods, for the prevention and extermination of vermin, rats, mice or other pests in the Leased Premises; and

D.	Tenant shall contract for and pay for the collection, removal and lawful disposal of all waste at the Leased Premises containing or constituting Hazardous Materials.

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ARTICLE 28. SIGNS

Tenant may display signs at entrances to Building 4 and entrances to the Premises. The location, size, and overall appearance of any signs shall be subject to the Landlord’s approval, which approval may be withheld at the sole and absolute discretion of the Landlord. The Tenant shall be listed in all directories maintained by Landlord with respect to Building 4.

ARTICLE 29. BROKERAGE

Tenant agrees to indemnify and hold Landlord harmless from and against the claims of any party claiming a fee or commission by, under or through Tenant on account of this Lease. Pursuant to a separate agreement, Landlord shall compensate Colliers International as Landlord’s representatives. Landlord represents to Tenant that no other broker has an exclusive right to lease space at the Property and Landlord agrees to indemnify and hold Tenant harmless from and against the clams of any party claiming a fee or commission on the basis that Landlord granted an exclusive listing agreement.

ARTICLE 30. NOTICE OF LEASE

Upon the written request of either party, Landlord and Tenant agree to execute and record a statutory notice of Lease as provided in C.G.S. §47-19.

ARTICLE 31. SURRENDERING OF LEASED PREMISES

31.1. Surrender of Leased Premises. Tenant will immediately surrender the Leased Premises upon the expiration or earlier termination of this Lease for any reason. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, but not limited to, reasonable attorney’s fees and any claims made by any succeeding tenant founded on such delay.

31.2. Condition of Leased Premises. Upon the expiration of the Term or sooner termination of this Lease, except where the Lease has been terminated because of fire or other casualty, Tenant shall leave the Leased Premises and surrender it to Landlord “broom clean” and in good order, condition and repair, ordinary wear and tear excepted.

31.3. Removal of Tenant’s Property. When Tenant surrenders the Leased Premises to Landlord, Tenant shall, at Tenant’s expense, forthwith provide Cleaning Certificates remove all personal property of Tenant and that of any other persons claiming under Tenant, from the Leased Premises, Building 4, the Property and the real property known as “Science Park” of which the Property forms a part. Property not removed by Tenant within forty-eight (48) hours after termination of this Lease shall be deemed abandoned and Landlord may, at Tenant’s expense, remove the same from the Property and/or at Landlord’s option sell or otherwise dispose of the same with no obligation to remit any portion of the proceeds of any such sale to Tenant. Tenant shall reimburse Landlord upon demand for all reasonable costs incurred by Landlord in so obtaining Cleaning Certificates or removing and disposing of such property.

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31.4. Holding Over Shall Not Renew Lease. Tenant’s occupancy of the Leased Premises beyond the Term of this Lease or after termination will not constitute a renewal of the Lease by operation of law or otherwise for any period whatsoever. If Tenant does so occupy the Leased Premises, it shall be deemed to be a tenant at sufferance only and shall pay Landlord Base Rent and Additional Rent in an amount equal to one hundred fifty percent (150%) of the highest Base Rent and Additional Rent payable hereunder and shall be subject to all other provisions of this Lease. Regardless of any payment made by Tenant or any payment cycle, no holding over after receipt of notice of termination shall under any circumstances be deemed any more than a tenancy at sufferance.

ARTICLE 32. ADDITIONAL OBLIGATIONS OF TENANT

Tenant shall promptly reimburse Landlord, upon demand, for all reasonable out of pocket costs of Landlord, including reasonable attorney’s fees, incurred in the enforcement of this Lease and in providing any consent or review of any sublease, mortgage or collateral assignment of Tenant’s Leasehold interest, requested of Landlord hereunder.

ARTICLE 33. TENANT’S WAIVER OF RIGHTS

In connection with any disputes and legal proceedings arising from this Lease, Tenant waives the following legal rights:

33.1 PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM AND JURY TRIAL. THE TENANT, FOR ITSELF AND FOR ALL PERSONS CLAIMING THROUGH OR UNDER IT, HEREBY ACKNOWLEDGES THAT THIS LEASE CONSTITUTES A COMMERCIAL TRANSACTION AS SUCH TERM IS USED AND DEFINED IN SECTION 52-278(A) OF THE CONNECTICUT GENERAL STATUTES, OR ITS SUCCESSOR PROVISIONS IF AMENDED, AND HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS WHICH ARE OR MAY BE CONFERRED UPON THE TENANT BY SAID ACT TO ANY NOTICE OR HEARING PRIOR TO A PREJUDGMENT REMEDY UNDER SECTIONS 52-278(A) TO 52-278(G), OR THEIR SUCCESSOR PROVISIONS IF AMENDED, INCLUSIVE OF SAID STATUTES. SUCH WAIVER IS INTENDED AS A WAIVER IN ACCORDANCE WITH SECTION 52-278(F) OR ITS SUCCESSOR PROVISIONS IF AMENDED, OF SAID STATUTES. TENANT FURTHER WAIVES ANY AND ALL RIGHTS WHICH ARE OR MAY BE CONFERRED BY ANY PRESENT OR FUTURE LAW TO REDEEM THE LEASED PREMISES, OR TO ANY NEW TRIAL IN ANY ACTION OF EJECTMENT UNDER ANY PROVISION OF LAW, AFTER RE-ENTRY THEREUPON, OR UPON ANY PART THEREOF, BY THE LANDLORD, OR AFTER ANY WARRANT TO DISPOSSESS OR JUDGMENT IN EJECTMENT. IF THE LANDLORD SHALL ACQUIRE POSSESSION OF THE LEASED PREMISES BY SUMMARY PROCEEDINGS, OR IN ANY OTHER LAWFUL MANNER WITHOUT JUDICIAL

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PROCEEDINGS IT SHALL BE DEEMED A RE-ENTRY WITHIN THE MEANING OF THAT WORD AS USED IN THIS LEASE. IN THE EVENT THAT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NON-PAYMENT OF RENT OR OTHER CHARGES PROVIDED FOR IN THIS LEASE, THE TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING OR ACTION. THE TENANT AND THE LANDLORD BOTH WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS, UNDER OR CONNECTED WITH THIS LEASE, OR ANY OF ITS PROVISIONS.

33.2. Waiver of Notice to Quit. The right to a formal demand to leave the Leased Premises upon expiration of this Lease by lapse of time, known as a “Notice to Quit”, or any other form of notice under §47a-25 of the Connecticut General Statutes, should Landlord use summary process to evict Tenant or regain possession of the Leased Premises.

33.3. Waiver of Right of Reinstatement. Any right, under existing or future law, to gain back the Leased Premises once Tenant is legally removed (known as “Right of Reinstatement”).

ARTICLE 34. EFFECT OF WRITTEN LEASE AGREEMENT

34.1. Written Lease Sole Expression of Parties’ Intent. All understandings, letters of intent or agreements between Tenant and Landlord, which predate this Lease, are merged in this Lease. No oral statements or representations or prior written communications by or between the parties dealing with this Lease shall be binding or effective. This Lease is the sole and complete expression of the agreement between Landlord and Tenant as to the subject matter of this Lease.

34.2. Amendment of Written Lease. This Lease can be modified, altered or amended only by a written agreement signed by both Landlord and Tenant.

ARTICLE 34A. OPTION TO EXTEND; EXPANSION OF LEASED PREMISES.

34A.1. Option to Extend. Provided Tenant is not in default in its obligations hereunder beyond any applicable cure period, Tenant shall have the option to extend this Lease for one additional term (hereinafter referred to as the “Extended Term.”) commencing immediately upon the expiration of the initial Term hereof and continuing for a period of five (5) years, provided that Tenant proceeds strictly in accordance with the provisions of this Article 34A. On or before the date that is one hundred eighty (180) prior to the Expiration Date for the Term (the “Notice Date”), Tenant shall advise Landlord in writing that Tenant wishes to extend the term of this Lease (hereinafter referred to as “Tenant’s Extension Notice”). If at the time Landlord receives Tenant’s Extension Notice this Lease is in full force and effect without default on the part of the Tenant beyond any applicable cure period, then, during the next thirty (30) days, Landlord shall notify Tenant in writing of the Base Rent pursuant to Article 3 of the Lease which shall be due for the Extended Term. The Base Rent specified by Landlord shall be equal to the Landlord’s projected fair market Base Rent as of the commencement of the Extended Term (for comparable space in comparable buildings in New Haven) (the “FMV Notice”).

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34A.2. Base Rent for Extended Term. The Tenant shall have 21 days after receipt of the FMV Notice in which to send Landlord a written dispute as to the proposed Base Rent specified in the FMV Notice. If Tenant agrees to pay such new Base Rent or if Tenant does not send a written dispute of the new Base Rent specified in the FMV Notice within such 21 day period, Tenant shall be deemed to have agreed to pay such Base Rent (in which case this Lease shall be extended for the Extended Term without the execution of any additional documents, and each and every term and condition of this Lease shall apply during the Extended Term except only that the Base Rent specified in Article 3 of this Lease during the Extended Term shall be that agreed upon by Landlord and Tenant, and the phrase “term of this Lease” and “Term” shall be construed to include the Extended Term of this Lease and thus the new Expiration Date shall be the last day of the Extended Term). If Tenant sends Landlord a written dispute as to the Base Rent proposed in the FMV Notice, the Base Rent for the Extended Term shall be determined pursuant to the arbitration system set forth in Article 34A.3 below.

34A.3. Arbitration of Fair Market Rent. In the event that Tenant sends written notice to Landlord disputing the FMV Notice and electing arbitration within 21 days of Tenant’s receipt of the FMV Notice, each of Landlord and Tenant shall at its own cost and expense retain a real estate broker, who must have ten (10) years experience in commercial leasing in the New Haven market, to determine the fair market Base Rent for the Leased Premises as of the commencement date of the Extended Term, which appraisals must be completed and submitted within thirty (30) days of the commencement of the appraisal process by Tenant’s notice electing arbitration. If the two appraisals are within ten percent (10%) of each other, then the average of the two appraisal amounts shall constitute the Base Rent which shall be due during the Extended Term. If the two appraisals are not within ten percent (10%) of each other, the two brokers shall select a third real estate broker (who must also possess the minimum qualifications described above), who within the next thirty (30) days shall select one of the two appraisal amounts which shall then constitute the Base Rent which shall be due during the Extended Term. Landlord and Tenant shall each bear one-half of the cost of said third broker. The appraisal process shall be binding upon both Landlord and Tenant.

34A.4. Failure to Exercise Option. If Tenant shall fail to give Landlord written notice of Tenant’s exercise of the Extended Term on or before the Notice Date, time being of the essence, Tenant shall have no right to extend this Lease for the Extended Term, and this Lease shall terminate as provided in Article 3 of this Lease and Tenant shall vacate the Leased Premises on or before the Expiration Date in accordance with the provisions of this Lease.

ARTICLE 35. SECURITY DEPOSIT.

35.1. Deposit. At or before Tenant’s execution of this Lease, Tenant shall deposit and maintain with Landlord the sum of $18,000 as a security deposit and payment and performance guaranty (the “Deposit”). Landlord shall retain said sum throughout the Term of this Lease as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Base Rent and/or Additional Rent, in any case beyond applicable notice and cure periods, Landlord may use, apply or retain all or any part of the Deposit for the payment of any Base Rent and/or Additional Rent, or for the payment of

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any loss or damage which Landlord may suffer by reason of Tenant’s default, or to compensate Landlord for any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default. In no event, except as specifically hereinafter provided, shall Landlord be obliged to apply the same to Base Rent and/or Additional Rent or to damages for Tenant’s failure to perform said covenants, conditions and agreements; however, Landlord may so apply the Deposit, at its option. Landlord’s right to bring a special proceeding to recover or otherwise to obtain possession of the Premises before or after Landlord’s declaration of the termination of this Lease for non-payment of Base Rent and/or Additional Rent or for any other reason shall not in any event be affected by reason of the fact that Landlord holds the Deposit.

35.2. Insolvency; Additional Rights of Landlord. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, or any guarantor of Tenant hereunder, the Deposit shall be deemed to be applied first to the payment of any Base Rent and/or Additional Rent for all periods prior to the institution of such proceedings, and the balance, if any, of the Deposit may be retained by Landlord in partial liquidation of Landlord’s damages. The Deposit shall not constitute a trust fund, the Landlord shall not be obligated to keep the Deposit as a separate fund but may commingle the Deposit with its own funds and Tenant shall not be entitled to interest on the Deposit. In the event Landlord applies the Deposit in whole or in part, Tenant shall, within five (5) days after demand by Landlord, deposit sufficient funds to maintain the Deposit in the initial amount. Failure of Tenant to deposit such additional funds shall entitle Landlord to avail itself of the remedies provided in this Lease for non-payment of Base Rent and/or Additional Rent by Tenant.

35.3. Return of Deposit; Successor Landlord. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Deposit or any balance thereof, less any sums then due Landlord from Tenant under this Lease, shall be returned to Tenant (or, at Landlord’s option to the last assignee of Tenant’s interest thereunder) within thirty (30) days following the last to occur of (i) the passage of the Expiration Date, (ii) Tenant’s vacating the Leased Premises, and (iii) the receipt by Landlord of all Cleaning Certificates and manifests with respect to the cleaning of the Leased Premises and remaining furnishings, fixtures and equipment required pursuant to Article 8.7 hereof. In the event that Cleaning Certificates and manifests which are satisfactory to Landlord both in form and substance are not received by Landlord within thirty (60) days of the Expiration Date, Landlord shall be authorized to utilize the Deposit to engage such appropriate contractors to perform Tenant’s obligations under Article 8.7 hereof. In the event of a sale or other transfer of Building 4, or Landlord’s interest in this Lease, Landlord shall transfer the Deposit to the transferee, and Landlord shall thereupon be released from all liability for the return of the Deposit; Tenant agrees to look solely to the transferee for the return of any such security and it is agreed that the provisions of this sentence shall apply to every sale or transfer of Building 4 or Landlord’s interest in this Lease by Landlord named herein or its successors, and to every transfer or assignment made of any such Deposit. Any transferee shall be deemed to have agreed that the Deposit transferred to such transferee pursuant to this Section shall be held in trust for the purposes of this Article.

EXECUTION COPY

ARTICLE 36. INTERPRETATION OF LEASE

36.1. Partial Invalidity. If any of the provisions of this Lease, or its application, is held by any court or in arbitration to be invalid or inapplicable, such decision shall not affect any other term, provision, covenant or condition of this Lease. Notwithstanding the foregoing, if the invalid provision has the effect of reducing the Base Rent and/or Additional Rent to be paid by Tenant, Landlord may cancel this Lease.

36.2. Article and Section Captions. Article and section captions will not be given any effect in determining the meaning of this Lease.

36.3. Governing Law. The laws of the State of Connecticut will govern the interpretation of this Lease.

36.4. Successors and Assigns. This Lease shall be binding upon the parties hereto and upon their heirs, administrators, executors, successors and assigns.

36.5. Continuing Obligations. Notwithstanding anything to the contrary contained herein, all of Tenant’s and Landlord’s respective rights, remedies, obligations and liabilities under this Lease shall survive the Expiration Date or the earlier termination of this Lease for any reason.

36.6. Landlord’s Liability. In the event of a ground lease, sale, transfer or conveyance by Landlord of Building 4, the same shall operate to release Landlord from any future liability for any of the obligations, covenants or conditions, express or implied, herein contained, provided the purchaser, ground lessee or transferee assumes Landlord’s obligations and covenants hereunder. In such event, Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.

Landlord and Landlord’s officers, directors, shareholders and agents shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising from this Lease or in connection with this Lease in the event of a breach or default by Landlord on any of its obligations. Tenant shall look solely to the equity of the Landlord in the Leased Premises at the time of the breach or default for the satisfaction of any remedies of Tenant, and shall have no recourse against any other assets of Landlord or against any assets of any officer, director, shareholder or agent of Landlord. Such exculpation of liability shall be absolute and without any exception whatsoever.

36.7 Counterparts. This Lease may be executed in counterparts and each counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

[The signature pages immediately follow.]

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

Signed, Sealed and Delivered

In the Presence of:

TENANT:

PRECIPIO, Inc.

By:	/s/ A. Zaki Sabet
Name: A. Zaki Sabet
Title: COO

LANDLORD:

SCIENCE PARK DEVELOPMENT CORPORATION

By:	/s/ Clio Nicolakis
Clio Nicolakis
Executive Director & Controller

EXECUTION COPY

STATE OF CONNECTICUT	)
	) ss.: New Haven	July 11, 2017
COUNTY OF New Haven	)

On this date personally appeared before me A. Zaki Sabet, who acknowledged himself to be the duly authorized COO of Precipio, Inc., a Delaware corporation, and that the execution hereof was the free act and deed of such limited liability company and his/her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

/s/ Jessie Cruz
Commissioner of the Superior Court/ Notary Public

STATE OF CONNECTICUT	)
	) ss.: New Haven	July 11, 2017
COUNTY OF NEW HAVEN	)

On this date personally appeared before me Clio Nicolakis, who acknowledged himself to be the duly authorized Executive Director & Controller of Science Park Development Corporation, a corporation, and that the execution hereof was the free act and deed of such corporation and his/her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

/s/ Jessie Cruz
Commissioner of the Superior Court/ Notary Public

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EXHIBIT A

LEGAL PROPERTY DESCRIPTION—BUILDING 4, WINCHESTER AVENUE

A certain piece or parcel of land located in the City and County of New Haven and State of Connecticut containing 28,914 square feet and being sown on a map entitled “Property Survey ALTA/ACSM Land Title Survey Building 4 A.K.A. Reuse Parcel SP-1-C-2 Winchester Avenue, New Haven, Connecticut Prepared for Lyme Properties, LLC”, by URS, scale 1”=20’, dated October 2000, said parcel being more particularly bounded and described as follows:

Beginning at a point on the easterly street line of Winchester Avenue, said point being on the division line between land now or formerly of Science Park Development Corporation, Parcel SP-1-C-1, on the north and the herein described parcel on the south;

Thence running South 75° 38’ 10” East, 333.76 feet and South 13° 50’ 00” West, 86.53 feet along land now or formerly of Science Park Development Corporation, Parcel SP-1-C-1;

Thence running North 75° 38’ 10” West, 33-58 feet along land now or formerly of Science Park Development Corporation, Building 5;

Thence running North 14° 22’ 30” East, 86.53 feet along the easterly street line of Winchester Avenue to the point and place of beginning.

Together with rights and benefits set forth in Agreement Regarding Winchester Avenue between Olin Corporation and Repeating Arms Company dated July 20, 1981 and recorded in Volume 2922 at Page 278 and Agreement dated May14, 1984 and recorded in Volume 3211 at Page 202 of the New Haven Land Records.

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EXHIBIT B

I.	DAILY SERVICES — TENANT SPACE:

	1.	Empty and clean all ashtrays and waste baskets.
	2.	Vacuum all carpet, and spot clean as needed.
	3.	Sweep and dust clean composition floors with treated mops.
	4.	Remove trash generated by normal daily business activity to designated areas.
	5.	Remove all cardboard to proper recycle dumpster.
Note: All cardboard to be broken down flat.
	6.	Dust all desks, tables, files, cabinets, chairs, picture frames, top of office partitions, horizontal surfaces and clean glass tops.
	7.	Dust all paneling with appropriate cleaning products.
	8.	Clean all counter, door and partition glass.
	9.	Damp mop spillage.
	10.	Spot clean wood work, doors, walls, granite floors and carpet stains.

II.	DAILY SERVICES — COMMON AREAS:

	1.	Sweep and wet mop composition floors.
	2.	Spot clean carpeting or tile floor as needed.

III.	WEEKLY SERVICES — TENANT SPACE AND COMMON AREAS:

	1.	Clean all telephones.
	2.	Dust baseboards and window sills.

IV.	QUARTERLY SERVICES — TENANT SPACE AND COMMON AREAS:

	1.	Dust door frames, high ledges, high files, ventilating, air conditioning outlets, and return air inlet grills.
	2.	Dust window blinds (where installed).
	3.	Scrub and wax all vinyl tile floor areas.
	4.	Clean all sinks and counter areas.

V.	DAILY SERVICES — REST ROOM AREAS:

	1.	Empty all wastepaper containers.
	2.	Clean and polish all mirrors.
	3.	Clean all lavatory fixtures.
	4.	Keep sinks, toilet bowls, and urinals free of scale at all times.
	5.	Wash and sanitize underside and tops of toilet seats, toilet fixtures and compartments.
	6.	Refill soap, towel and tissue containers (using standard Building stock only).
	7.	Wipe down walls around sink counter area, toilets and urinal compartments.
	8.	Sweep and wet mop all lavatory floors.
	9.	Dust all horizontal surfaces.
	10.	Empty, clean and disinfect sanitary napkin disposals.

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VI.	WEEKLY SERVICES — REST ROOM AREAS:

	1.	Wash down ceramic tile walls.
	2.	Fill floor drain traps with water.
	3.	Brush down ceiling vents.
	4.	Wash down shower rooms.

VII.	MONTHLY SERVICES — REST ROOM AREAS:

	1.	Machine scrub all restroom floors.
	2.	Perform high dusting.

VIII.	DAILY SERVICE — STAIRWELLS:

	1.	Police and sweep all stairwells.

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EXHIBIT B

IX.	WEEKLY SERVICE — STAIRWELLS:

	1.	Sweep and wet mop all stairwells.

X.	DAILY SERVICE — BUILDING ENTRANCE LOBBY AREA:

	1.	Sweep or vacuum all floors and entrance mats with proper equipment.
	2.	Dust directory boards.
	3.	Clean entrance doors, door glass and side lights.
	4.	Empty and clean ashtrays and sand urns.
	5.	Scrub and polish drinking fountains.
	6.	Spot clean walls to remove finger marks, smudges and spillage.
	7.	Wipe down metal reachable surfaces.
	8.	Sweep and wet mop stone and wood floors.

XI.	WEEKLY SERVICE — BUILDING ENTRANCE LOBBY AREA:

	1.	Shampoo and extract entrance mats (more often if necessary).
	2.	All entrance mats to be rolled up and swept and wet mopped underneath two (2) times per week.

XII.	DAILY SERVICE — ELEVATORS:

	1.	Vacuum elevator carpets daily and spot clean same as necessary.
	2.	Clean elevator cabs and wash walls.
	3.	Vacuum tracks and saddles.
	4.	Dust and polish elevator controls, dispatch panels and exhaust fan vent.
	5.	Spot clean walls by outside elevator call buttons.
	6.	Wipe down elevator car doors.

XIII.	MONTHLY SERVICE — ELEVATORS:

	1.	Shampoo and extract elevator carpets.
	2.	Polish door tracks and saddles.

XIV.	WEEKLY SERVICE — JANITORIAL STORAGE AND SINK AREAS

	1.	Inventory cleaning supplies and report any needs to building management.
	2.	Clean and organize storage areas appropriately.
	3.	Clean, disinfect and rinse slop sinks.

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EXHIBIT C

Holidays:

Martin Luther King, Jr. Day

President’s Day

Good Friday

Memorial Day

Independence Day

Labor Day

Columbus Day

Thanksgiving Day

Day after Thanksgiving

Christmas Day

New Year’s Day

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EXHIBIT D

Additional Services Contacts:

Contact info for service requests/maintenance issues:

The Wm. M Hotchkiss Company

Science Park Facilities Supervisor: Rick Matosian(203) 624-1242

rmatosian@wmmhotchkiss.com

Contact for business matters and lease issues:

The Wm. M Hotchkiss Company

Property Manager: Gary Poitras

(203) 772-3200

gpoitras@wmmhotchkiss.com

EXECUTION COPY

SCHEDULE A

FLOOR PLAN OF LEASED PREMISES

AVAILABLE TENANT SPACE

BASE LEASE PLAN

KEY

◯	VP	VERTICAL PENETRATION
◯	BCA	BUILDING COMMON AREA
◯	—	AVAILABLE TENANT AREA

ALS	TITLE	SCALE	
	THIRD FLOOR PLAN	AS NOTED	A3
		DATE 8/9/10

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SCHEDULE B

TENANT’S WORK

NONE

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SCHEDULE C

TENANT’S EQUIPMENT	Page 1 of 2

Equipment	Vendor	Catalog #
Coulter Gallios	Beckman Coulter

Refrigerator/Freezer	Home Depot
Cytospin	Fisher	A78300002
Centrifuge—Thermo Fisher	Fisher	75004221
Vortex—M16700 Maxi Mix	lab depo	M63215
Rocker—Unico TTR 300D	medicus-health	5265M4

Equipment	Company	Order #
Cytovision FISH Module with Microscope	Leica
Thermobrite Elite	Leica
GSL 120 Autoscanner	Leica

Fume hood	Fisher Scientific	10-090-100
Biological Hood	Fisher Scientific	09-681-110
Dual Stack Incubator (2 in 1)	Fisher Scientific	20-137-0
Oven 1 (baking)	Fisher Scientific	11-475-132
Freezer	Home Depo
Fridge	Home Depo
Water Bath 1	Fisher Scientific	15-474-15
Water Bath 2	Fisher Scientific	15-474-15
Water Bath 3	Fisher Scientific	15-474-15
centrifuge	Beckman Coulter
phase Microscope	Fisher Scientific	12-561-2FAZ
Slide Warmer	Fisher Scientific
ThermoBrite	Abbott Molecular
MicroCentrifuge	Fisher Scientific
Vortex	Fisher Scientific
pH meter	Fisher Scientific
Balance	Fisher Scientific
stirrer	Fisher Scientific

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SCHEDULE C

TENANT’S EQUIPMENT	Page 2 of 2

Equipment	Vendor	Catalog #
Embedding Station — Leica EG1150	Leica
AXL 100-120 (H&E Stainer)	Leica
CV5030-TS5015 (Coverslip)	Leica
Automated Microtome—Leica	Leica

Processor—VIP	Leica
Water bath—Leica 3804535S	Leica
Oven	-	EW-05014-03
Double door Refrigerator	Home Depot
Fireproof cabinets	-

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SCHEDULE D

CHEMICALS AND HAZARDOUS MATERIALS	Page 1 of 6

Antibodies	Vendor	Catalog #
Cyclin D1-FITC	B-D	554109
7-AAD	Beckman	IM3422
CD103-FITC	Beckman	IM1856U
CD10-ECD	Beckman	IM3608U
CD10-PC5	Beckman	IM2721
CD117-PC5	Beckman	IM2733U
CD11b-PE	Beckman	IM2581
CD11c-PE	Beckman	IM1760U
CD138-PC5	Beckman	A40317
CD13-PC5	Beckman	IM2639U
CD14-ECD	Beckman	IM2707
CD15-PE	Beckman	IM1954
CD16-FITC	Beckman	IM0814U
CD16-PC5	Beckman	IM2642U
CD19-ECD	Beckman	IM2708U
CD19-PC5	Beckman	IM2643U
CD20-FITC	Beckman	IM1455U
CD23-ECD	Beckman	IM3609U
CD25-PC5	Beckman	IM2646U
CD2-PC5	Beckman	IM2634U
CD33-PE	Beckman	IM1179U
CD34-ECD	Beckman	IM2709u
CD38-FITC	Beckman	IM0775
CD38-PC5	Beckman	IM2651U
CD38-PE	Beckman	IM2371U
CD3-ECD	Beckman	IM2705U
CD45 ECD	Beckman	IM2710U
CD45-FITC	Beckman	IM0782U
CD45-PC5	Beckman	IM2653U
CD45-PC7	Beckman	IM3548U
CD45-PE	Beckman	IM2078U
CD4-PE	Beckman	IM0449U
CD56-PC5	Beckman	IM2654U
CD56-PE	Beckman	IM2073
CD57-FITC	Beckman	IM0466U
CD5-FITC	Beckman	IM0468
CD5-PC5	Beckman	IM2637U
CD64-FITC	Beckman	IM1604
CD79b-PE	Beckman	IM1612U
CD7-PE	Beckman	IM1429U
CD8-FITC	Beckman	IM0451U

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SCHEDULE D

CHEMICALS AND HAZARDOUS MATERIALS	Page 2 of 6

Antibodies	Vendor	Catalog #
CD8-PE	Beckman	IM0452U
FMC7-FITC	Beckman	IM1364U
HLA-DR-FITC	Beckman	IM1638U
Kappa-FITC	Beckman	A64828
Lambda-PE	Beckman	A64827
MPO	Beckman	IM1874
TCR PAN—G/D FITC	Beckman	IM1571
CD33-PC5	Beckman	IM2647U
TCR PAN—A/B PE	Biolegend	306710
IgA for Flow	Fisher	F018801F
IgG for Flow	Fisher	F018501F
IgM for Flow	Fisher	F005801F
Kappa-FITC (Cytoplasmic)	Fisher	F043401F
Lambda-PE (Cytoplasmic)	Fisher	R043701F
TdT-FITC	Invitrogen	MHTDT01-5
Zap70-PE	Invitrogen	MHZAP7004
CD24-PE	Invitrogen	MHCD2404
CD55-PE	Invitrogen	MHCD5504
CD59-PE	Invitrogen	MHCD5904
TdT control cell Positive	Phoenix Flow Systems	CRTD-10
Flaer (Alexa 488 proaerolysin variant)	Pinewood Scientific Services	FL1

Reagents	Vendor	Catalog #
Coulter Cleanse	Beckman	8546931
Cytocomp Kits	Beckman	6607023
Flow Check	Beckman	6605359
Flow Count	Beckman	7547053
Flow set	Beckman	6607007
IMMUNO-BRITE Standards Kit	Beckman	6603473
Iso Flow Sheath Fluid	Beckman	8547008
LYSING KIT	Beckman	6603152
Bovine Albumin Serum	Invitrogen	16170-060
Fixation & Permeabllization	Invitrogen	GAS-004
water, deionized	Fisher	23-751628

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SCHEDULE D

CHEMICALS AND HAZARDOUS MATERIALS	Page 3 of 6

Reagents	Vendor	Catalog #
Acetic Acid, Glacial	Cardinal	V193-45
Giemsa stain	Cardinal	620-75 1L
Methyl alcohol, ASC Poly	Cardinal	3016-16
PH 7.0 Buffer	Cardinal	H7590-7
Sodium hydroxide 10N	Cardinal	5674-02
Trypsin 0.25%	Cardinal	0152-17
Buffer tablets ( GURR )—P.H.6.8	Invitrogen	10582-013
Colcemid	Invitrogen	15212-012
Ethidium Bromide, UltraPure™ 10 mg/ml	Invitrogen	15585-011
Fetal Bovine serum Qualified	Invitrogen	10437-028
L-Glutamine-200mM	Invitrogen	25030-081
Penicillin	Invitrogen	15070-063
PHA	Invitrogen	10576-015
RPMI Medium 1640	Invitrogen	21870-076
Hydron Buffer capsule 7.0	Micro Essential lab	270-7.00
Ethyl alcohol	Pharmco	200 Proof—24 pints
HCL (36.5-38%)—12N	Sigma-Aldrich	H1758-500ml
Itnerleukin-2	Sigma-Aldrich	I-7908-10KU
potassium chloride	Sigma-Aldrich	P8041-1KG
sodium chlorite	Sigma-Aldrich	S9625-500G
TPA	Sigma-Aldrich	p8139-5mg
LSI ATM/P53	Leica	32-191025
LSI BCL 2/Igh	Leica	32-191018
LSI BCL 6	Leica	01N23-020
LSI BCR/ABL Dual color fusion probe	Leica	32-191032
LSI CBFB (inv 16)	Leica	32-191008
LSI CEP 8 SG	Leica	06J37-018
LSI CEP17	Leica	06J37-027
LSI CEP3	Leica	06J36-013
LSI CEP9 SPECTRUM Aqua prob	Leica	06J54019
LSI CEPX SG,CEPY SO	Leica	32-131051
LSI CSF1R/D5S23	Leica	32-191001
LSI D7s486/cep7	Leica	32-191002
LSI Eto/Aml	Leica	32-191006
IGH	Leica	32-191019

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SCHEDULE D

CHEMICALS AND HAZARDOUS MATERIALS	Page 4 of 6

Reagents	Vendor	Catalog #
IGH SG/FGFR 3 SO	Leica	32-191023
IGH/CCND1	Leica	32-191015
IGH/MYC/CEP8	Leica	32-191020
LSI 1p36/LSI 1q25	Leica	32-231011
LSI API2/MALT1	Leica	32-231007
LSI buffer, 2x500ul	Leica	06J67-011
LSI D13S319SO/13Q34SG	Leica	01N20-020
LSI D20S108SO	Leica	05J47-011
LSI BCR/ABL ES dual color	Leica	05J78-001
LSI MLL	Leica	32-190083
LSI MYB	Leica	07j86.011
LSI P53 SO	Leica	05J52-011
LSI PML/RARA	Leica	32-191013
LSI TEL/AML1	Leica	32-191005
LSI FIP1L1/CHIC2/PDGFRA	Cytocell	LPH032
potassium chloride	Sigma-Aldrich	P8041-1KG
Distilled water	Invitrogen	15230-196
SSC (20x)	Leica	32-804850
NP-40	Leica	32-804818
DAPI II	Leica	32-804831
CD16 7ml predil	Abcam	ab74512
CD123 (IL3RA) 100ug	Abcam	ab53695
Activated Carbon	BelAir	3750
AFP, 7ml predilute	Cell Marque	203A-18
Bcl 1, 0.5ml conc.	Cell Marque	241R-15
Bcl 2, 7ml predilute	Cell Marque	226M-98
BCL 6, 0.5ml conc.	Cell Marque	227M-95
CD10, 1ml conc.	Cell Marque	110M-16
CD138, 1ml conc	Cell Marque	138M-16
CD21—0.5ml conc	Cell Marque	121R-15
CD23—0.5ml	Cell Marque	123M-15
CD3—1ml conc	Cell Marque	103A-76
CD30—7ml predilute	Cell Marque	130M-98
CD35—7ml predilute	Cell Marque	135M-18
CD4, 7 ml predilute	Cell Marque	104R-18
CD43, 0.5ml conc	Cell Marque	143M-15
CD44, MRQ13, 7ml predilute	Cell Marque	144M-98
CD45, 0.5ml conc	Cell Marque	145M-95

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SCHEDULE D

CHEMICALS AND HAZARDOUS MATERIALS	Page 5 of 6

Reagents	Vendor	Catalog #
CD 5, 1ml conc	Cell Marque	CMC018
CD56, 0.5 ml conc	Cell Marque	156M-85
CD68, 0.5 ml conc	Cell Marque	168M-95
CD7 predilute	Cell Marque	107M-18
CD79a, 0.5ml conc.	Cell Marque	179M-95
Glycophorin A 0.5ml conc	Cell Marque	260M-15
IgA, 0.5 ml conc	Cell Marque	267A-15
IgG, 0.5 ml conc	Cell Marque	269A-15
IgM 0.5 ml conc	Cell Marque	270A-15
Kappa, 0.5ml conc	Cell Marque	274M-95
Lambda	Cell Marque	277M-96
PCK (AE1/AE3), 0.5ml conc	Cell Marque	313M-15
TdT, predilute	Cell Marque	338A-78
AmyloidA	Dako	M0759
Antibody Diluent	Dako	S0809
CD117 0.2ml conc	Dako	A4502
CD20	Dako	M0755
Ki67	Dako	M7240
AFB special stains	Fisher	23-900-660
Decalcifying Solution	Fisher	22-050-263
Formalin, buffered	Fisher	SF93 20
Hyde-away Aldehyde	Fisher	435578
Methyl alcohol, ASC Poly	Fisher	A433F
Histoprep Rgnt ALC 1GAL	Fisher	HC6001GAL
Permount, cs of 6	Fisher	sP15-500
Paraplast (1kg) 8/case	Fisher	23-021399
Potassium Ferrocyanide	Fisher	P236-500
Ribbon pro mounting medium-Fisher brand	Fisher	23-031557
DBA44 (Hairy Cell Lukemia) 6ml	Fisher	MA1-26274
Diastase kit	Polyscientific	s174p
nuclear fast-red	Polyscientific	S248-32oz
3-Step Stain Fixative	Richard Allan	3303
3-Step Stain sol’n A	Richard Allan	3313
3-Step Stain Sol’n B	Richard Allan	3323
Bluing	Richard Allan	7301
Clarifier	Richard Allan	7401
Eosin-Y	Richard Allan	7111
Hematoxylin	Richard Allan	7211
buffer, Phosphate PH.7.0 Geimsa	Rowley Biochemical	B-154-2
Giemsa stock sol’n 1 quart	Rowley Biochemical	B-154-3

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SCHEDULE D

CHEMICALS AND HAZARDOUS MATERIALS	Page 6 of 6

Paraclear-5 gallons cube	Scientific Device Laboratory	615-5
HCL (36.5-38%)—12N	Sigma-Aldrich	H1758-500ml
L’absorbs Large	Surgipath	03240
L’absorbs Small	Surgipath	03242
Cleaning kit	Ventana	860-016
Iron Staining kit	Ventana	860-009
Metal Extraction System, Kit Pack, HMES,	Roche	860-104
pas staining kit	Roche	860-014
Reticulum II staining kit	Roche	860-024
Special stainer cover slip liquid	Roche	250-009
special stain wash buffer	Roche	860-015
Vapor Trap	Roche	860-101
Bioitin Blocking, Endogenous Kit	Roche	760-050
Bluing Reagent	Roche	760-2037
CD1a	Roche	760-4244
CD2	Roche	760-4377
CD15	Roche	760-2504
CD21	Roche	760-4245
CD 30	Roche	790-2926
CD 31	Roche	760-4246
CD 34	Roche	790-2927
CD35	Roche	760-4247
CD 57	Roche	760-2626
CD61	Roche	760-4249
CD68 confirm Ab	Roche	790-2931
CD8	Roche	760-4250
EZ prep	Roche	950-102
FactVIII predilute	Roche	760-2642
Hematoxylin II	Roche	790-2208
Optiview detection kit	Roche	760-091
LCS	Roche	650-010
Lysozyme predilute	Roche	760-2656
Myeloperoxidase	Roche	760-2659
Negative ctrl Mouse	Roche	760-2014
reaction buffer	Roche	950-300
Red Counter Stain II	Roche	780-2218
temp verifier slides	Roche	970-021
water, deionized	Fisher	23-751628

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SCHEDULE E

RULES AND REGULATIONS

1. No sign, signal, advertisement, notice or other lettering, except as allowed in the Lease, shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Leased Premises or inside of the Building without the prior written consent of Landlord. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors, or other parts of the Building, except of color, size and style and in such places as shall be first approved in writing by Landlord. Interior signs on doors and directory tablet shall be inscribed, painted or affixed by each tenant at Tenant’s expense and shall be of a size, color and style acceptable to Landlord. Tenant agrees that any door or directory signage shall be removed at the end of the Lease Term and all doors and walls will be restored to their original conditions. All signs that are contracted for by Landlord will be at the rate fixed by Landlord from time to time and Tenant will be billed and will pay for such service accordingly.

2. Tenant will refer to Landlord all contractors, contractors’ representatives and installation technicians rendering any service to Tenant for Landlord’s supervision, approval and control before performance of any contractual service. Except for the hanging of pictures, no boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord and as Landlord may direct. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

3. The Landlord shall designate appropriate entrances for the moving to or from the Building, of equipment, materials, supplies, furniture or other property, and Tenant shall not use any other entrances or elevators for such purposes, except as designated by Landlord. Movement in or out of the Building of furniture or office equipment or dispatch or receipt by Tenant of any merchandise or materials which require use of elevators or stairways or movement through Building entrances or lobby shall be restricted to hours designated by Landlord. All such movement shall be under the supervision of Landlord and in the manner agreed between Tenant and Landlord by arrangement before performance. Such pre-arrangement initiated by Tenant will include determination by Landlord and subject to its decision and control as to the time, method and routing of movement and as to limitations imposed for safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord, if damaged or injured as a result of acts in connection with carrying out this service for Tenant from the time of entering the Property to completion of work.

Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to, any of said property or persons resulting from any act in connection with such service performed for Tenant, unless performed by Landlord, its agents, employees or contractors.

4. Tenant shall not deface any part of the Leased Premises, Building or Property.

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5. No portion of the Leased Premises or of any other part of the Building shall at any time be used for cooking (except in designated areas), or occupied for lodging or sleeping, or for any immoral or illegal purpose, or for any purpose that will damage the Property or the reputation thereof or for any purpose other than that specified in the Lease covering the Leased Premises.

6. Tenant shall not place, install or operate on the Leased Premises or in any other part of the Building or on the grounds any engine or machinery or maintain, use or keep any flammable, explosive or hazardous material without the prior written consent of Landlord.

7. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant’s area or public rooms regardless of whether or not such loss occurs when the area is locked against entry.

8. No birds or animals shall be brought into or kept in or about the Building, without permission of Landlord, except as necessary for Tenant’s conduct of business on the Leased Premises. Tenant shall at its sole expense comply with all federal, state and local laws, ordinances, codes and regulations applicable to the presence of such birds or animals on the Leased Premises.

9. Tenants shall not hire or employ employees of Landlord without Landlord’s prior express written consent. Tenants shall not give gifts of money or property to employees of Science Park or its agents.

10. Landlord will not permit entrance to the Leased Premises by use of pass keys controlled by Landlord to any person at any time without written permission by Tenant, except to employees, contractors or service personnel directly supervised by Landlord.

11. The entries, passages, doorways, elevators, elevator doors, hallways and stairwells shall not be blocked or obstructed; no rubbish, litter, trash or material of any nature shall be placed, emptied or thrown in these areas; and such areas shall not be used at any time except for ingress or egress by Tenant, Tenant’s agents, employees, invitees, Tenant’s equipment, furnishings and supplies to or from the Leased Premises.

12. Tenant shall not do or permit anything to be done in or about the Building or bring or keep anything therein that will in any way increase the rate of fire or other insurance on the Building or on property kept therein, or obstruct or interfere with the rights of, or otherwise injure or annoy other tenants or do anything in conflict with the valid pertinent laws, rules or regulations of any government authority.

13. Landlord desires to maintain the highest standards of environmental comfort and convenience for the tenancy. It will be appreciated if any undesirable conditions or lacks of courtesy or attention are reported directly to Landlord.

14. Intentionally Omitted.

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15. Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment including safes, large files, etc. that are to be placed in the Building, and only those which in the opinion of Landlord do not exceed acceptable floor loading and might not with reasonable probability do damage to the floors, structure and/or freight elevator, may be moved into said Building. Landlord’s permission will not be unreasonably withheld. Any damage occasioned in connection with the moving or installing of such aforementioned articles in said Building or the existence of same in said Building shall be paid for by Tenant, unless otherwise covered by insurance.

16. Landlord shall have the right to prohibit the use of the Science Park Development Corporation name, or of the name of the Science Park project or of any Science Park building, or any other publicity by Tenant, which, in Landlord’s opinion, tends to impair Landlord’s Reputation or that of the Building or its desirability for the executive offices of Landlord or of other tenants; and, upon written notice from Landlord, Tenant will refrain from or discontinue such use or publicity. Landlord’s permission will not be unreasonably withheld.

17. No food or beverages may be stored in any areas other than in those specifically designated for such purposes. Also, waste materials, including trash from the packaging, preparation or serving of the above, must be disposed of the same day in the proper receptacles. Tenant must bear the cost of correcting any pest problem resulting from these activities.

18. No weapons are allowed on the Property or on the real property known as “Science Park” of which the Property forms a part.

19. Any device used for moving of furniture, freight, mail or paper goods that will be used on a daily basis will be padded in such a way as to protect from possible damage any surface with which it may come in contact. Any device used on an occasional basis, which is not padded, will be operated in a safe manner so as to prevent damage to any walls, doors, floors, ceilings or other surfaces. Hand trucks must have rubber tires.

20. All work done by service personnel, whether in-house or contracted, shall be done in a first class manner to accepted standards of the trade and shall conform to all codes imposed by any governmental authority.

21. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, shades or screens shall be attached to, or hung in or used in connection with any window or door of the Leased Premises without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures so permitted by Landlord must be of a quality, type, design and color and attached in the manner approved by Landlord.

22. No show cases or other articles shall be placed in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

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23. Water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by any Tenant who, or whose servants, employees, agents, contractors, subcontractors, licensees or visitors, shall have caused the same.

24. Landlord reserves the right to exclude from the Building any persons who do not present identification acceptable to Landlord. Landlord shall in no case be liable for damages for any error with regard to admission or exclusion from the Building of any person.

In the case of riot, mob, invasion, public excitement or other circumstances rendering such actions advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such actions as the Landlord may deem appropriate including closing doors.

25. The requirements of Tenant will be attended to only upon application at the office of Landlord’s building manager in the manner set forth by Landlord. Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

26. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

27. Intentionally Omitted.

28. Hours of Operation

Science Park is open 24 hours a day, 7 days a week. The normal hours of operation are Monday through Friday from 8:00 a.m. to 6:00 p.m. excluding holidays.

29. Keys to Offices

Two keys will be issued for each tenant’s space. The principal of the Tenant will sign for the keys upon issuance. The Tenant may make additional copies of the keys as needed. It will be the responsibility of the Tenant’s principal to keep track of those persons to whom he has issued keys. All keys and photo IDs must be returned to the Landlord upon termination of the Lease or a $15 penalty per item charge will be deducted from the security deposit held by Landlord. Replacement of locks because of lost or unreturned keys shall be undertaken at the Tenant’s expense.

30. Parking and Speed Limit

All Science Park companies and employees will be assigned to specific parking lot areas. There are no assigned spaces other than for handicapped parking. It is requested that individuals park between the painted lines. If for business reasons you wish to leave your vehicle overnight or for the weekend, the security officer must be notified. No one is allowed to “deadhead” his or her vehicle in the parking lots. Vehicles found improperly parked obstructing exits, fire lanes, other spaces, etc. will be towed at the owner’s expense.

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The speed limit for the private drives and roadways within Science Park is 15 m.p.h. Please obey this speed limit for the safety of everyone walking and driving within the Park.

31. Reporting Emergencies or Incidents

All emergencies (fire, injury, illness, etc.) should be reported to security immediately at 624-1242. This telephone number must only be used in cases of emergency. Incidents such as thefts, unwanted persons, vandalism or damage to parked vehicles in Science Park should also be reported as soon as possible.

32. Film Crews. Tenant shall provide Landlord with at least 24 hours advance written notice of any scheduled visits to and/or work within, on or about Science Park by any film crew, whether in connection with a documentary or dramatic production, interviews, research, promotion, advertising, news coverage or otherwise.

33. Special Events Held by Science Park Companies

Any event held by a Science Park company which may disturb or interfere with the security, safety or operations of other companies or which involves more than ten (10) people entering into the Park must be registered with the Landlord and the Landlord’s security site supervisor. The host company may be required to hire additional security or maintenance personnel. For any such special event, the following will be required:

(a) Events will be held within the confines of the host company’s Leased Premises and only within an SPDC common area when express permission has been granted.

(b) Participants will be restricted to a pre-determined area near which bathroom facilities are available.

(c) A guest list must be provided to Landlord’s security site supervisor at least twenty four (24) hours in advance of the special event.

(d) Arrangements will be made for ample parking to be available with proper signs provided to guide and inform the guests. The host company should be prepared to provide the signs.

(e) Alcohol consumption must be monitored by the host company for underage persons and for excessive consumption by guests.

(f) The host company will be responsible for cleanup and for any damage and costs incurred in restoring any area involved to its original good condition.

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34. Roof Off Limits. No Tenant and no employee or invitee of any Tenant or employee, shall go upon the roof of the Building without Landlord’s permission.

35. Changes to Entrances. Landlord shall have the right at any time without incurring any liability to Tenant to change the arrangement and/or location of entrances or passageways, doors or doorways, corridors, elevators, stairs, toilets or other common areas of the Building.

36. Tenant Information.

(a) Tenants are required to provide a 2-3 line description of their company’s operation. This description will include P.O. Box (if applicable), telephone numbers (fax, voice, e-mail) and company principal(s).

(b) Each year as of June 30th, SPDC conducts a survey of employment in Science Park companies which includes questions pertaining to personnel and strategic data which identifies benchmarks for Science Park performance, including but not limited to the number of employees and other such data, education levels, company expansion plans, and needs, etc. This data is necessary for SPDC’s reporting to its lenders and others. Individual company data is kept confidential. Tenants including Ground lease Tenants/Subtenants are required to participate in this survey. In addition, Tenant shall promptly distribute SPDC’s current survey form to their subtenant companies, follow up, and collect the completed forms from subtenants by the established due date.

37. Yale University Amenities

Commercial (those having no off street or public customers) Tenants of Science Park and their employees are invited to take advantage of the following current amenities at Yale University. All Yale amenities are offered at the sole discretion of Yale University and the following language cannot be changed without the express approval of Yale.

A.	Payne Whitney Gymnasium

1.	Fitness Center – cardio machines, Cybex circuits, free weights

2.	Swimming Pools—lap swimming

3.	Lanman Center/Greenberg Brothers Track – basketball, jogging

4.	15 International Squash Courts – recreational squash

5.	Physical Education Classes including aerobics, dance, martial arts, sports skills

6.	Sauna for Women, Sauna for Men – for health/relaxation

Membership to Payne Whitney Gym:

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The membership fee is the same as charged to Yale faculty and staff. To obtain a membership simply present a letter at the membership office in the Payne Whitney Gym on your company’s letterhead which states that you are an employee of a Science Park company. After paying the fee, you will receive a membership card, which must be presented for admission to the facilities.

The Membership Office is open Monday through Friday 10:00 a.m. to 2:00 p.m. and 3:15 p.m. to 6:00 p.m. Please call the membership office at (203) 432-2497 for additional information.

B.	Yale Golf Course Access

1. Corporate Membership: (For corporations and businesses that will elect for membership, four individuals within the corporation or business.) the four individuals will be entitled to unlimited play. (Alternatively, the corporation/business can elect to purchase 300 rounds, within the calendar year, for use by its employees and guests.) The one time initiation fee will be waived. Contact the Membership Office at (203) 392-2306 for cost of membership and details.

2. Involvement with Yale Golf Classic and other golf events. Contact Barbara Chesler at 432-1435 for details.

C.	Yale Football Corporate Hospitality and Group Outings

For information on adult or youth group outings for football or other varsity athletic events contact Pat O’Neill at (203) 432-2205.

D.	Yale University Library Privileges

Employees of Science Park tenant companies when SPDC has a current, valid lease on file may request a Yale Library Card, which will be issued at no charge. The request must be made using the SPDC designed standard, bearer letter on SPDC (or in the case of an SPDC ground leasee Tenant, the ground leasee Tenant’s letterhead), counter-signed by the sub-tenant company’s designated Yale Privileges Representative. When leases commence or terminate, SPDC or SPDC’s ground leasee Tenants will update their list of valid leasees and email the list to the Yale Sterling Memorial Library’s circulation desk. The Circulation Desk will compare each library card request letter to the companies on the lists to confirm privileges. A card valid for 1 year will be available for pickup at the Library approximately one week after the request is received. If you have any questions regarding this validation procedure only, contact SPDC; Clio Nicolakis, at 203.785.0840. For all other questions, contact the Sterling Memorial Library at 203.432.1853 or smlcirc@yale.edu.